EXHIBIT (99)(b)




                            REPORT OF INDEPENDENT AUDITORS

   The Board of Directors
   First Fidelity Bancorporation

        We have audited the accompanying consolidated statements of condition of First Fidelity Bancorporation and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994. These consolidated financial statements are the responsibility of First Fidelity Bancorporation's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Fidelity Bancorporation and subsidiaries as of December 31, 1994 and 1993 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1994, in conformity with generally accepted accounting principles.

        As discussed in Note 2 to the consolidated financial statements, First Fidelity Bancorporation changed its methods of accounting for income taxes, postretirement benefits other than pensions, postemployment benefits, and certain investments in debt and equity securities in 1993.



   January 18, 1995,
   New York, New York

                   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
                          Consolidated Statements of Income





                                                                                         Year Ended December 31
                                                                                       1994         1993       1992
                                                                                  (thousands, except per share amounts)
     Interest Income
       Interest and fees on loans  . . . . . . . . . . . . . . . . . . . . . .
                                                                                $1,650,879  $1,531,900   $1,513,445
       Interest on federal funds sold and securities purchased under
         agreements to resell  . . . . . . . . . . . . . . . . . . . . . . . .       1,158      16,176       33,578
       Interest and dividends on securities:
         Taxable interest income . . . . . . . . . . . . . . . . . . . . . . .     407,516     370,731      409,104
         Tax-exempt interest income  . . . . . . . . . . . . . . . . . . . . .      39,310      49,017       57,675
         Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5,333       4,559        4,037
       Interest on bank deposits . . . . . . . . . . . . . . . . . . . . . . .      25,494      66,308      104,524
       Interest on trading account securities  . . . . . . . . . . . . . . . .       6,462       6,505        6,918
            Total Interest Income  . . . . . . . . . . . . . . . . . . . . . .   2,136,152   2,045,196    2,129,281

     Interest Expense
       Interest on:
         Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     604,796     620,730      824,453
         Short-term borrowings . . . . . . . . . . . . . . . . . . . . . . . .      75,014      32,199       43,469
         Long-term debt  . . . . . . . . . . . . . . . . . . . . . . . . . . .      52,226      38,584       52,790
           Total Interest Expense  . . . . . . . . . . . . . . . . . . . . . .     732,036     691,513      920,712
           Net Interest Income . . . . . . . . . . . . . . . . . . . . . . . .   1,404,116   1,353,683    1,208,569
     Provision for possible credit losses  . . . . . . . . . . . . . . . . . .      79,000     148,000      228,000
           Net Interest Income after Provision for Possible Credit Losses  . .   1,325,116   1,205,683      980,569

     Non-Interest Income
       Trust income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     105,891     104,517       86,396
       Service charges on deposit accounts . . . . . . . . . . . . . . . . . .     145,059     152,340      139,310
       Other service charges, commissions and fees . . . . . . . . . . . . . .     105,673      85,741       76,374
       Trading revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10,089      16,932       16,685
       Net securities transactions . . . . . . . . . . . . . . . . . . . . . .      17,720       7,017        4,825
       Other income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      32,512      16,953        8,786
           Total Non-Interest Income . . . . . . . . . . . . . . . . . . . . .     416,944     383,500      332,376

     Non-Interest Expense
       Salaries and benefits expense . . . . . . . . . . . . . . . . . . . . .     485,476     468,050      408,841
       Occupancy expense . . . . . . . . . . . . . . . . . . . . . . . . . . .     114,593     112,729      107,269
       Equipment expense . . . . . . . . . . . . . . . . . . . . . . . . . . .      41,785      43,983       41,418
       Other expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     427,775     389,937      359,318
           Total Non-Interest Expense  . . . . . . . . . . . . . . . . . . . .   1,069,629   1,014,699      916,846
     Income before income taxes and cumulative effect of changes in
       accounting principles . . . . . . . . . . . . . . . . . . . . . . . . .     672,431     574,484      396,099
     Income taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     221,368     178,025       82,362
     Income before cumulative effect of changes in accounting principles . . .     451,063     396,459      313,737
     Cumulative effect of changes in accounting principles, net of tax . . . .         --        2,373          --
           Net Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     451,063     398,832      313,737
     Dividends on Preferred Stock  . . . . . . . . . . . . . . . . . . . . . .      20,667      20,653       21,061
           Net Income Applicable to Common Stock . . . . . . . . . . . . . . .    $430,396    $378,179     $292,676
     Per Common Share:
       Primary:
         Income before cumulative effect of changes in accounting principles .       $5.21       $4.63        $3.89
         Cumulative effect of changes in accounting principles, net of tax . .         --          .03          --
         Net income   primary  . . . . . . . . . . . . . . . . . . . . . . . .        5.21        4.66         3.89
       Fully diluted:
         Income before cumulative effect of changes in accounting principles .        5.11        4.55         3.77
         Cumulative effect of changes in accounting principles, net of tax . .         --          .03          --
         Net income   fully diluted  . . . . . . . . . . . . . . . . . . . . .        5.11        4.58         3.77

             See accompanying notes to consolidated financial statements.

                   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
                         Consolidated Statements of Condition



                                                                                                 December 31

                                                                                             1994          1993
                                                                                                 (thousands)
     Assets
       Cash and due from banks . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $2,082,002     $1,831,270
       Interest-bearing time deposits  . . . . . . . . . . . . . . . . . . . . . . . .       35,567        979,769
       Securities held to maturity (market value of $4,049,457 in 1994
         and $5,321,239 in 1993) . . . . . . . . . . . . . . . . . . . . . . . . . . .    4,186,860      5,241,987
       Securities available for sale, at market value  . . . . . . . . . . . . . . . .    3,781,163      2,656,721
       Trading account securities, at market value . . . . . . . . . . . . . . . . . .      110,494        149,887
       Federal funds sold and securities purchased under agreements to resell  . . . .       50,675         15,000
       Loans, net of unearned income . . . . . . . . . . . . . . . . . . . . . . . . .   23,801,241     21,386,911
         Less: Reserve for possible credit losses  . . . . . . . . . . . . . . . . . .     (599,333)      (602,183)
           Net Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23,201,908     20,784,728
       Premises and equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      437,677        404,208
       Customers' acceptance liability . . . . . . . . . . . . . . . . . . . . . . . .      215,556        187,903
       Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2,113,794      1,511,112
           Total Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $36,215,696    $33,762,585

     Liabilities
       Deposits in domestic offices:
         Demand deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $5,393,749     $5,347,007
         Savings/NOW deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9,271,335      9,650,774
         Money market deposit accounts . . . . . . . . . . . . . . . . . . . . . . . .    4,257,135      3,893,130
         Other consumer time deposits  . . . . . . . . . . . . . . . . . . . . . . . .    8,858,443      8,637,296
         Corporate certificates of deposit . . . . . . . . . . . . . . . . . . . . . .      393,058        398,435
       Deposits in overseas offices  . . . . . . . . . . . . . . . . . . . . . . . . .      733,132        216,380
           Total Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28,906,852     28,143,022
       Short-term borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2,716,922      1,620,125
       Acceptances outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . .      218,625        196,117
       Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      682,699        451,835
       Long-term debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      813,623        613,058
           Total Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33,338,721     31,024,157

     Commitments and contingencies (see Notes 16 and 18)

     Stockholders' Equity
       Preferred stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      229,707        230,422
       Common stock ($1.00 par)
         Authorized: 150,000,000 shares
         Issued: 82,003,121 shares in 1994 and 79,937,719 shares in 1993 . . . . . . .       82,003         79,938
       Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1,256,020      1,202,373
       Retained earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1,430,149      1,200,073
       Net unrealized gains (losses)   securities available for sale . . . . . . . . .      (75,232)        27,295
       Less treasury stock, at cost: 1,020,282 shares in 1994
         and 36,714 shares in 1993 . . . . . . . . . . . . . . . . . . . . . . . . . .      (45,672)        (1,673)
           Total Common Stockholders' Equity . . . . . . . . . . . . . . . . . . . . .    2,647,268      2,508,006
           Total Stockholders' Equity  . . . . . . . . . . . . . . . . . . . . . . . .    2,876,975      2,738,428
           Total Liabilities and Stockholders' Equity  . . . . . . . . . . . . . . . .  $36,215,696    $33,762,585

      See accompanying notes to consolidated financial statements.



                   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
              Consolidated Statements of Changes in Stockholders' Equity

                                                                                                         Total
                                               Preferred  Common              Retained    Treasury   Stockholders'
                                                 Stock     Stock   Surplus    Earnings      Stock        Equity

                                                                          (thousands)
     Balance, December 31, 1991  . . . . . .
                                              $232,236    $70,339    $918,396    $723,811        --     $1,944,782
       Net income  . . . . . . . . . . . . .       --         --          --      313,737        --        313,737
       Shares Issued:
         Preferred stock conversions . . . .       (64)         2          62         --         --            --
         Dividend reinvestment plan  . . . .       --         531      17,060         --         --         17,591
         Stock options . . . . . . . . . . .       --         860      21,169         --         --         22,029
         Private placement . . . . . . . . .       --       2,376      58,218         --         --         60,594
       Dividends on Common stock . . . . . .       --         --          --      (88,036)       --        (88,036)
       Dividends on Preferred stock  . . . .       --         --          --      (21,061)       --        (21,061)
       Equity portfolio valuation  . . . . .       --         --          --        8,014        --          8,014

     Balance, December 31, 1992  . . . . . .   232,172     74,108   1,014,905     936,465        --      2,257,650
       Net income  . . . . . . . . . . . . .       --         --          --      398,832        --        398,832
       Shares Issued:
         Preferred stock conversions . . . .    (1,750)        55       1,695         --         --            --
         Dividend reinvestment plan  . . . .       --          98       4,305        (230)    $3,598         7,771
         Stock options . . . . . . . . . . .       --         276       6,982      (4,366)    11,047        13,939
         Private placement . . . . . . . . .       --       2,376      58,218         --         --         60,594
         Acquisitions  . . . . . . . . . . .       --       3,025     116,268         --     100,636       219,929


                                          58

       Purchases of treasury stock . . . . .       --         --          --          --    (116,954)     (116,954)
       Dividends on Common stock . . . . . .       --         --          --     (110,336)       --       (110,336)
       Dividends on Preferred stock  . . . .       --         --          --      (20,653)       --        (20,653)
       Net unrealized gains   securities
         available for sale  . . . . . . . .       --         --          --       27,295        --         27,295
       Other . . . . . . . . . . . . . . . .       --         --          --          361        --            361

     Balance, December 31, 1993  . . . . . .   230,422     79,938   1,202,373   1,227,368     (1,673)    2,738,428
       Net income  . . . . . . . . . . . . .       --         --          --      451,063        --        451,063
       Shares Issued:
         Preferred stock conversions . . . .      (715)        22         693         --         --            --
         Dividend reinvestment plan  . . . .        --          7         157        (231)    15,824        15,757
         Stock options . . . . . . . . . . .        --         18        (300)     (4,760)    14,064         9,022
         Private placement . . . . . . . . .        --      1,984      48,603     (53,165)   123,767       121,189
         Other . . . . . . . . . . . . . . .        --         34       1,533         --         --          1,567
       Purchases of treasury stock . . . . .        --         --         --          --    (197,654)     (197,654)
       Dividends on Common stock . . . . . .        --         --         --     (142,403)       --       (142,403)
       Dividends on Preferred stock  . . . .        --         --         --      (20,667)       --        (20,667)
       Net unrealized (losses) securities
         available for sale  . . . . . . . .        --         --         --     (102,527)       --       (102,527)
       Other . . . . . . . . . . . . . . . .        --         --       2,961         239        --          3,200

     Balance, December 31, 1994  . . . . . .   $229,707    $82,003 $1,256,020  $1,354,917   $(45,672)   $2,876,975



      See accompanying notes to consolidated financial statements.

                   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
                        Consolidated Statements of Cash Flows

                                                                                     Year Ended December 31

                                                                               1994          1993           1992
                                                                                           (thousands)
     Cash flows from operating activities:
         Net income  . . . . . . . . . . . . . . . . . . . . . . . . .     $451,063       $398,832        $313,737
     Adjustments to reconcile net income to net cash provided by operating activities:
         Provision for possible credit losses  . . . . . . . . . . . .       79,000        148,000         228,000
         Depreciation, amortization and accretion  . . . . . . . . . .       90,283         53,354          39,201
         Deferred income tax provision . . . . . . . . . . . . . . . .      131,305         86,453           1,034
         Gain on sale of assets  . . . . . . . . . . . . . . . . . . .       (8,587)       (12,288)        (13,491)
         Net securities transactions (gains) . . . . . . . . . . . . .      (17,720)        (7,017)         (4,825)
         Proceeds from sales of trading account securities . . . . . .    9,983,786      8,951,741      10,324,738
         Purchases of trading account securities . . . . . . . . . . .   (9,937,083)    (8,860,508)    (10,388,715)
         Decrease (increase) in accrued interest receivable  . . . . .      (60,579)        39,674         (19,671)
         Increase (decrease) in accrued interest payable . . . . . . .       72,897        (32,067)        (78,764)
         Change in current taxes payable . . . . . . . . . . . . . . .       51,196         24,332          (7,334)
         Other, net  . . . . . . . . . . . . . . . . . . . . . . . . .      (61,453)       175,572        (202,118)
         Cumulative effect of changes in accounting principles,
           net of tax  . . . . . . . . . . . . . . . . . . . . . . . .          --          (2,373)            --
           Net cash provided by operating activities . . . . . . . . .      774,108        963,705         191,792

     Cash flows from investing activities:
         Proceeds from maturities of securities held to maturity . . .    2,478,876      5,267,960       2,894,934
         Purchases of securities held to maturity  . . . . . . . . . .     (715,907)    (5,822,987)     (2,923,516)
         Proceeds from maturities of securities available for sale . .      928,702            --              --
         Proceeds from sales of securities available for sale  . . . .      969,775        461,596         175,820
         Purchases of securities available for sale  . . . . . . . . .   (3,170,853)           --              --
         Net (disbursements) receipts from lending activities  . . . .     (677,987)      (574,609)        538,862
         Purchases of premises and equipment . . . . . . . . . . . . .      (54,850)       (55,248)        (93,479)
         Proceeds from sales of premises and equipment . . . . . . . .       10,436         10,843          14,668
         Net change in acceptances . . . . . . . . . . . . . . . . . .       (5,145)           758           4,308
         Net cash (paid) received on acquisitions  . . . . . . . . . .     (307,154)       641,386         723,111
           Net cash provided by (used in) investing activities . . . .     (544,107)       (70,301)      1,334,708

     Cash flows from financing activities:
         Change in demand, savings/NOW, and money market deposits  . .   (1,451,430)    (1,428,337)      1,171,050
         Change in corporate certificates of deposit and deposits in
           overseas offices  . . . . . . . . . . . . . . . . . . . . .      511,375        (90,971)        (73,097)
         Change in other consumer time deposits  . . . . . . . . . . .     (816,917)    (1,988,007)     (2,321,038)
         Change in short-term borrowings . . . . . . . . . . . . . . .      884,158        228,579        (208,692)
         Issuances of long-term debt . . . . . . . . . . . . . . . . .      200,000        150,000           1,069
         Payments on long-term debt  . . . . . . . . . . . . . . . . .         (303)      (118,450)       (338,826)
         Purchases of treasury stock . . . . . . . . . . . . . . . . .     (197,654)      (116,954)            --
         Issuance of Common and Preferred stock  . . . . . . . . . . .      145,968        140,740         100,214
         Dividends paid  . . . . . . . . . . . . . . . . . . . . . . .     (162,993)      (131,080)       (109,174)
           Net cash (used in) financing activities . . . . . . . . . .     (887,796)    (3,354,480)     (1,778,494)
           Net change in cash and cash equivalents . . . . . . . . . .     (657,795)    (2,461,076)       (251,994)
           Cash and cash equivalents at beginning of period(A) . . . .    2,826,039      5,287,115       5,539,109
           Cash and cash equivalents at end of period(A) . . . . . . .   $2,168,244     $2,826,039      $5,287,115

     Supplemental disclosures:
         Total amount of interest paid for the period  . . . . . . . .   $  659,139     $  723,580      $  999,476
         Total amount of income taxes paid for the period  . . . . . .   $  100,942     $  108,274      $   89,888
         Total amount of loans transferred to OREO . . . . . . . . . .   $   46,490     $  115,190      $  100,553
         Total amount of loans transferred to assets held for sale . .   $      --      $   51,457      $      --

      (A) Reconciliation:

                                                                                     December 31

                                                                     1994         1993         1992         1991
                                                                                     (thousands)
     Cash and due from banks . . . . . . . . . . . . . . . . .   $2,082,002   $1,831,270    $1,913,177   $2,115,508
     Interest-bearing time deposits  . . . . . . . . . . . . .       35,567      979,769     2,635,938    2,645,601
     Federal funds sold and securities purchased under
       agreements to resell  . . . . . . . . . . . . . . . . .       50,675       15,000       738,000      778,000
     Total cash and cash equivalents . . . . . . . . . . . . .   $2,168,244   $2,826,039    $5,287,115   $5,539,109


             See accompanying notes to consolidated financial statements.

                   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
                      Notes to Consolidated Financial Statements

   Note 1.  Accounting Policies

        The Consolidated Financial Statements of First Fidelity Bancorporation and Subsidiaries (collectively, the "Company" or "First Fidelity") have been prepared in conformity with generally accepted accounting principles and reporting practices applied in the banking industry. The consolidated financial statements include the accounts of First Fidelity Bancorporation and its subsidiaries, all of which are directly or indirectly wholly-owned. Significant intercompany balances and transactions have been eliminated in consolidation. The Company also presents herein condensed parent company only financial information regarding First Fidelity Bancorporation (the "Parent Company"). Prior period amounts are reclassified when necessary to conform with the current year's presentation. The following is a summary of significant accounting policies:

             Securities Held to Maturity: Securities are classified as securities held to maturity based on management's intent and the Company's ability to hold them to maturity. Such securities are stated at cost, adjusted for unamortized purchase premiums and discounts. Purchase premiums and discounts are amortized over the life of the related security using a method which approximates the effective interest method.

             Trading Account Securities: Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading account securities, which are carried at market value. Realized gains and losses and gains and losses from marking the portfolio to market value are included in trading revenue.

             Securities Available for Sale: Securities not classified as securities held to maturity or trading account securities are classified as securities available for sale, and are stated at fair value. Unrealized gains and losses are excluded from earnings, and are reported as a separate component of stockholders' equity, net of taxes. Such securities include those that may be sold in response to changes in interest rates, changes in prepayment risk or other factors.

             Net securities transactions included in non-interest income consist of realized gains and losses on the sale of securities. Gains or losses on sale are recorded on the completed transaction basis and are computed under the identified certificate method.

             Loans: Loans are stated net of unearned income. Unearned income is recognized over the lives of the respective loans, principally on the effective interest method.

             Income from direct financing leases is recorded over the life of the lease under the financing method of accounting, except for leveraged lease transactions. Income from leveraged lease transactions is recognized using a method which yields a level rate of return in relation to the Company's net investment in the lease. The investment includes the sum of

                   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
                Notes to Consolidated Financial Statements (Continued)


        aggregate rentals receivable and the estimated residual value of leased equipment, less deferred income and third party debt on leveraged leases.

             Interest income is not accrued on loans where interest or principal is 90 days or more past due, unless the loans are adequately secured and in the process of collection, or on loans where management has determined that the borrowers may be unable to meet contractual principal and/or interest obligations. When a loan is placed on non-accrual, interest accruals cease and uncollected accrued interest is reversed and charged against current income. Non-accrual loans are generally not returned to accruing status until principal and interest payments have been brought current and full collectibility is reasonably assured. Interest on loans that have been restructured is recognized according to the revised terms.

             Loan origination and commitment fees and certain related costs are deferred and amortized as an adjustment of loan yield in a manner which approximates the effective interest method.

             Reserve for Possible Credit Losses: The level of the reserve for possible credit losses is based on management's ongoing assessment of the Company's credit exposure, in consideration of a number of relevant variables. These variables include prevailing and anticipated domestic and international economic conditions, assigned risk ratings, the diversification and size of the loan portfolio, the results of the most recent regulatory examinations available to the Company, the current and projected financial status and creditworthiness of borrowers, various off balance-sheet credit risks, the nature and level of non-performing assets and loans that have been identified as potential problems, the adequacy of collateral, past and expected loss experience and other factors deemed relevant by management.

             Mortgage Banking Activities: Mortgage loans held for sale are valued at the lower of aggregate cost or market, as determined by outstanding commitments from investors or current investor yield requirements. Gains or losses resulting from sales are recognized on a settlement date basis. Purchased mortgage servicing rights ("PMSRs") are capitalized at their initial purchase price, not to exceed net future servicing income at the time of acquisition. Excess mortgage servicing rights ("EMSRs") occur when mortgage loans are sold with servicing retained and the net servicing fee rate exceeds the normal servicing fee. Servicing fee income is recognized as received. The costs of acquiring rights to service loans is capitalized and amortized in relation to the estimated period of net servicing revenues. The carrying value of PMSRs and EMSRs is periodically evaluated on a disaggregated basis. Write-downs are recorded when and to the extent that the carrying amount exceeds estimated future net servicing income. Mortgage loans held for sale, PMSRs and EMSRs are included in other assets.

             Financial Instruments: A financial instrument is defined as cash, evidence of ownership in an entity, or a contract that imposes an obligation on one entity and conveys a right to another for the exchange of cash or other financial instruments. In addition to the financial instruments

                   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
                Notes to Consolidated Financial Statements (Continued)


        shown in the Consolidated Statement of Condition, the Company enters into interest rate swaps, futures, caps and floors, primarily to manage interest rate exposure, and also enters into firm commitments to extend credit.

                  Hedges: In order to qualify for hedge accounting
             treatment, the item being hedged must expose the Company to interest rate risk. Interest rate swaps, futures, caps and floors which reduce the Company's exposure to interest rate risk associated with identifiable assets, liabilities, firm commitments or anticipated transactions are designated as hedges. Gains or losses on contracts designated as hedges are deferred and amortized to interest income or expense over the interest rate risk period of the related hedged asset, liability, firm commitment or anticipated transaction. The net settlement amount to be received or paid on contracts designated as hedges is accrued over the life of the contract and recognized as interest income or expense, respectively.

                  Trading positions: Financial instruments not
             qualifying for hedge accounting treatment and those used for trading purposes are carried at market value, and realized and unrealized gains and losses are included in trading revenue.

             Foreign Currency Translation and Exchange Contracts: Assets and liabilities of overseas offices are translated at current rates of exchange. Related income and expenses are translated at average rates of exchange in effect during the year. All foreign exchange positions are valued daily at prevailing market rates. Exchange adjustments, including unrealized gains or losses on unsettled forward contracts, are included in trading revenue.

             Other Real Estate Owned: Real estate acquired in partial or full satisfaction of loans and loans meeting the criteria of "in-substance foreclosures" are classified as Other Real Estate Owned ("OREO"). Prior to transferring a real estate loan to OREO (due to actual or in-substance foreclosure) it is written down to the lower of cost or fair value. This write down is charged to the reserve for possible credit losses. Subse-quently, OREO is carried at the lower of fair value less estimated costs to sell or carrying value.

             Premises and Equipment: Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method. Buildings and equipment are depreciated over their estimated useful lives. Leasehold improvements are amortized over the lesser of the term of the respective lease or the estimated useful life of the improvement.

             Income Taxes: The Company adopted Statement of Financial Accounting Standards ("SFAS") 109, "Accounting for Income Taxes", in 1993. Deferred tax assets and liabilities are recognized for the future consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases,

                   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
                Notes to Consolidated Financial Statements (Continued)


        as well as operating loss and tax credit carryforwards.
        Deferred tax assets are recognized for future deductible temporary differences and tax loss and credit carryforwards if their realization is "more likely than not". Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

             Under Accounting Principles Board Opinion No. 11, which was applied by the Company in 1992 and prior years, deferred income taxes were recognized for income and expense items that were reported in different years for financial reporting purposes and income tax purposes, using the tax rate applicable in the year of the calculation. Under that method, deferred taxes were not adjusted for subsequent changes in tax rates.

             The Parent Company's income taxes, as reflected in the Parent Company's Statement of Income, represent the taxes allocated to the Parent Company on the basis of its contribution to consolidated income.

             Retirement Benefits: The Company maintains self-administered, noncontributory defined benefit pension plans covering all employees who qualify as to age and length of service. Plan expense is based on actuarial computations of current and future benefits for employees and is included in salaries and benefits expense. In addition, the Company provides health care and life insurance benefits for qualifying employees. The related expense is based upon actuarial calculations and is recognized during the period over which such benefits are earned. Prior to 1993, the Company recognized health care and life insurance expenses on an "as paid" basis.

             Earnings per Share: Primary earnings per share is based on the weighted average number of common shares outstanding during each period, including the assumed exercise of dilutive stock options and warrants, using the treasury stock method. Primary earnings per share also reflects provisions for dividend requirements on all outstanding shares of the Company's Preferred Stock.

             Fully diluted earnings per share is based on the weighted average number of common shares outstanding during each period, including the assumed conversion of convertible preferred stock into common stock and the assumed exercise of dilutive stock options and warrants, using the treasury stock method. Fully diluted earnings per share also reflects provisions for dividend requirements on non-convertible preferred stock.

             Statement of Cash Flows: For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, interest-bearing time deposits, federal funds sold and securities purchased under agreements to resell, none having an original maturity of more than three months.

                  FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
                Notes to Consolidated Financial Statements (Continued)


             Excess of Cost Over Net Assets Acquired: The excess of cost over the fair value of acquired net assets is included in other assets and is being amortized using the straight-line method over the estimated period of benefit.

   Note 2.  Changes in Accounting Principles

        During 1993, First Fidelity changed its method of accounting for: (a) postretirement benefits other than pensions, as required by SFAS 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions", (b) income taxes, as required by SFAS 109, "Accounting for Income Taxes", (c) postemployment benefits, as prescribed in SFAS 112, "Employers' Accounting for Postemployment Benefits" and (d) securities, as prescribed in SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities".

        The cumulative effect of changes in accounting principles, net of tax effect, in the Company's 1993 Consolidated Statement of Income consists of the following:




                                                                                                  Increase
                                                                                                 (Decrease)

                                                                                                 (millions)

              Income taxes   net deferred tax assets . . . . . . . . . . . . . . . . . . . . .     $63.1
              Postretirement benefits other than pensions  . . . . . . . . . . . . . . . . . .     (53.3)
              Postemployment benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (7.4)
              Investments in debt and equity securities  . . . . . . . . . . . . . . . . . . .       --
                Total cumulative effect of changes in accounting principles  . . . . . . . . .     $ 2.4

              The major components of the deferred tax asset that resulted from the adoption of SFAS 109 related to temporary differences created by the reserve for possible credit losses, alternative minimum tax credit carryforwards, and accrued postretirement benefits.

        SFAS 106 requires accrual, during an employee's active years of service, of the expected costs of providing postretirement benefits
   (principally health care) to employees and their beneficiaries and dependents. Through 1992, First Fidelity, like most other companies, recognized this expense on an "as paid" basis.

        SFAS 112 requires employers to recognize any obligation to provide postemployment (as differentiated from postretirement) benefits (salary continuation, outplacement services, etc.) by accruing the estimated liability through a charge to expense.

        The adoption of SFAS 115 had no effect on the Company's net income. The unrealized gain or loss on securities available for sale is reported as a separate component of stockholders' equity, net of tax effect.

   Note 3.  Principal Acquisitions


        On November 29, 1994, First Fidelity acquired Baltimore Bancorp
   ("Baltimore") and its affiliates for $348 million in cash.
   Baltimore had $2.1 billion in assets and $1.7 billion in deposits at closing. This acquisition generated $225.8 million of goodwill, which is being amortized over the period of expected benefit.

                                          65




                   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
                Notes to Consolidated Financial Statements (Continued)



        On August 20, 1994, the Company acquired $504 million in assets and assumed $450 million in deposits of First Inter-Bancorp, Inc.
   ("Mid-Hudson") and its subsidiary for $56 million in cash.  On May
   12, 1994, First Fidelity acquired $184 million in assets and assumed
   $174 million in deposits of The Savings Bank of Rockland County
   ("Rockland") for $5.9 million in cash.

        On March 25, 1994, the Company acquired BankVest, Inc.
   ("BankVest") and its subsidiary for $19.7 million in cash. BankVest had $99 million in assets and $84 million in deposits at closing. On
   January 31, 1994, First Fidelity acquired $410 million in assets and assumed $251 million in deposits of Greenwich Financial Corporation
   ("Greenwich") and its subsidiary for $41.9 million in cash.

        On December 30, 1993, the Company acquired Peoples Westchester
   Savings Bank ("Peoples"), for a combination of cash and Common Stock with an aggregate value of $234.9 million. At closing, Peoples had approximately $1.7 billion in assets and $1.5 billion in deposits.
   Substantially all of the 2,442,083 shares of Common Stock issued to Peoples stockholders in the acquisition came from Treasury Stock, all of which was acquired by First Fidelity late in 1993 through open market purchases.

        On August 11, 1993, First Fidelity acquired Village Financial
   Services, Ltd.  ("Village") and its subsidiary, Village Bank, for
   $40.0 million in cash and $26.8 million of First Fidelity Common
   Stock. Village had $736 million in assets and $489 million in deposits at closing. In connection with the acquisition, the Company issued 893,956 shares of First Fidelity Common Stock to Banco
   Santander, S.A. ("Santander") representing the exercise by Santander of gross up rights ("the Acquisition Gross Up Rights") pursuant to the Investment Agreement, dated as of March 18, 1991 (the
   "Investment Agreement") between the Company and Santander.

        In May 1993, the Company acquired Northeast Bancorp.  Inc.
   ("Northeast") and its subsidiaries, which had $2.5 billion in assets and $2.5 billion in liabilities, for $27.2 million in an exchange of common stock. In connection with the acquisition, the Company also issued 3,284,207 shares of its Common Stock to Santander, representing the exercise by Santander of warrants ("Warrants") to purchase 2,376,250 shares and Acquisition Gross Up Rights to purchase an additional 907,957 shares, under the Investment Agreement.

        All 1994 and 1993 acquisitions were accounted for as purchases and, accordingly, the results of operations of such acquisitions have been included in the Company's consolidated financial statements from their respective closing dates.

        The following required unaudited pro forma financial information presents the combined historical results of operations of First
   Fidelity, Northeast, Village, Peoples, Greenwich, BankVest, Rockland,
   Mid-Hudson and Baltimore (the "companies") as if the acquisitions had all occurred as of January 1, 1993. The results reflect purchase accounting adjustments, but do not include certain non-recurring charges and credits directly attributable to such acquisitions. The pro forma financial information does not necessarily reflect the results of


                                          66



                   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
                Notes to Consolidated Financial Statements (Continued)


   operations that would have been achieved had the companies actually combined at such dates.

            COMBINED CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF INCOME
                                     (unaudited)




                                                                                                   Year Ended
                                                                                                  December 31,

                                                                                                 1994       1993
                                                                                                (millions, except
                                                                                               per share amounts)

     Interest income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $2,316      $2,491
     Interest expense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       803         888
     Net interest income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,513       1,603
     Provision for possible credit losses  . . . . . . . . . . . . . . . . . . . . . . . . .        89         206
     Non-interest income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       446         470
     Non-interest expense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,182       1,301
     Income taxes and effect of accounting changes . . . . . . . . . . . . . . . . . . . . .       225         164
     Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $  463      $  402
     Earnings per share:
       Primary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $5.36       $4.57
       Fully diluted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.24        4.49


     Note 4.  Cash and Due from Banks

        The Company's banking subsidiaries are required to maintain reserve balances with Federal Reserve Banks. These balances totaled $458 million at December 31, 1994 and averaged $348 million for the year then ended.

   Note 5.  Securities Held to Maturity and Securities Available for
            Sale

        The Company's investment securities are classified as either "held to maturity" or "available for sale". Securities are classified as securities held to maturity based on management's intent and the Company's ability to hold them to maturity. Securities not classified as securities held to maturity or trading account securities are classified as securities available for sale.

        Investment securities aggregating approximately $2.5 billion at December 31, 1994 and $2.6 billion at December 31, 1993 were pledged, either under repurchase agreements or to secure public deposits.

                   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
                Notes to Consolidated Financial Statements (Continued)



   Securities Held to Maturity

        Securities held to maturity, stated at amortized cost, the related fair value, and the unrealized gains and losses for the portfolio were as follows at December 31, 1994 and 1993:




                                                                            Gross                      Net Unreal-
                                            Amortized                    Unrealized   Gross Unreal-    ized Gains
                                               Cost       Fair Value        Gains      ized Losses      (Losses)

                                                                         (thousands)


     1994:
     U.S.  Treasury  . . . . . . . . . .  $  319,158         $304,464           $94        $(14,788)     $(14,694)
     Federal agencies  . . . . . . . . .   2,343,594        2,252,322         5,148         (96,420)      (91,272)
     State and municipal . . . . . . . .     521,015          533,638        16,815          (4,192)       12,623
     Other securities  . . . . . . . . .   1,003,093          959,033         4,754         (48,814)      (44,060)
                                          $4,186,860       $4,049,457       $26,811       $(164,214)    $(137,403)

     1993:
     U.S.  Treasury  . . . . . . . . . .    $394,791         $395,213          $460            $(38)         $422
     Federal agencies  . . . . . . . . .   3,200,001        3,233,567        37,686          (4,120)       33,566
     State and municipal . . . . . . . .     564,156          607,673        43,948            (431)       43,517
     Other securities  . . . . . . . . .   1,083,039        1,084,786         2,976          (1,229)        1,747
                                          $5,241,987       $5,321,239       $85,070         $(5,818)      $79,252



              Federal agency securities consisted almost entirely of mortgage-backed securities (which included collateralized mortgage obligations and pass-through certificates) at December 31, 1994 and 1993. Other securities also included mortgage-backed securities, with book values of $577.9 million and $442.8 million and market values of $541.6 million and $443.1 million at December 31, 1994 and 1993, respectively.

        Proceeds from sales of debt securities held as investments in 1992 were $134.5 million. Gains of $7.7 million and losses of $67 thousand were realized on such sales in 1992.

                   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
                Notes to Consolidated Financial Statements (Continued)



   Securities Available for Sale

        Securities available for sale, stated at fair value, and the unrealized gains and losses for the portfolio were as follows at December 31, 1994 and 1993:




                                                                                             Gross     Net Unreal-
                                                 Amortized                Gross Unreal-   Unrealized    ized Gains
                                                   Cost      Fair Value     ized Gains      Losses       (Losses)

                                                                           (thousands)
     1994:
     U.S.  Treasury  . . . . . . . . . . . . . $2,050,041    $1,978,005            $9      $(72,045)      $(72,036)
     Federal agencies  . . . . . . . . . . . .  1,605,207     1,586,990         9,400       (27,617)       (18,217)
     State and municipal . . . . . . . . . . .     13,613        13,220            24          (417)          (393)
     Equity securities . . . . . . . . . . . .     55,127        59,562         5,190          (755)         4,435
     Other securities  . . . . . . . . . . . .    151,111       143,386           208        (7,933)        (7,725)
                                               $3,875,099    $3,781,163       $14,831     $(108,767)      $(93,936)

     1993:
     U.S.  Treasury  . . . . . . . . . . . . . $1,234,593    $1,276,612       $42,019           --         $42,019
     Federal agencies  . . . . . . . . . . . .  1,115,504     1,121,039         6,133         $(598)         5,535
     State and municipal . . . . . . . . . . .     14,644        14,203           --           (441)          (441)
     Equity securities . . . . . . . . . . . .     58,991        63,052         6,475        (2,414)         4,061
     Other securities  . . . . . . . . . . . .    183,834       181,815           350        (2,369)        (2,019)
                                               $2,607,566    $2,656,721       $54,977       $(5,822)       $49,155



              Proceeds from the sale of securities available for sale during 1994 were $969.8 million. Gains of $19.5 million and losses of $1.8 million were realized on these sales. In 1993, proceeds from such sales were $458.3 million, resulting in realized gains of $7.5 million and realized losses of $642 thousand.

        Maturities

        Expected maturities of debt securities were as follows at December 31, 1994 (maturities of mortgage-backed securities and collateralized mortgage obligations are based upon estimated cash flows, assuming no change in the current interest rate environment):

                   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
                Notes to Consolidated Financial Statements (Continued)



        Securities held to maturity:



                                                                                       Amortized
                                                                                          Cost        Fair Value

                                                                                               (thousands)



              Due in one year or less  . . . . . . . . . . . . . . . . . . . . . . . .  $1,335,973    $1,290,552
              Due after one year through five years  . . . . . . . . . . . . . . . . .   2,286,664     2,203,890
              Due after five years through ten years . . . . . . . . . . . . . . . . .     354,674       345,912
              Due after ten years  . . . . . . . . . . . . . . . . . . . . . . . . . .     141,060       140,439
                                                                                        $4,118,371    $3,980,793

              Securities available for sale:

                                                                                        Amortized
                                                                                           Cost       Fair Value
                                                                                                (thousands)
              Due in one year or less  . . . . . . . . . . . . . . . . . . . . . . . .    $301,943      $291,940
              Due after one year through five years  . . . . . . . . . . . . . . . . .   2,822,500     2,732,447
              Due after five years through ten years . . . . . . . . . . . . . . . . .     544,754       538,939
              Due after ten years  . . . . . . . . . . . . . . . . . . . . . . . . . .     150,775       158,275
                                                                                        $3,819,972    $3,721,601

     Note 6.  Loans

        Loans at December 31, 1994 and 1993 consisted of the following:




                                                                                           1994           1993
                                                                                                (thousands)

              Commercial and financial . . . . . . . . . . . . . . . . . . . . . . . .  $6,145,741    $6,457,343
              Real Estate   construction . . . . . . . . . . . . . . . . . . . . . . .     317,959       473,434
              Mortgage   commercial  . . . . . . . . . . . . . . . . . . . . . . . . .   4,035,199     3,447,554
              Mortgage   residential (1 to 4 family) . . . . . . . . . . . . . . . . .   6,046,674     4,888,542
              Installment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5,405,148     4,825,416
              Leasing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2,050,486     1,419,526
              Foreign  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     110,468       112,397
              Unearned income  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (310,434)     (237,301)
                                                                                       $23,801,241   $21,386,911

              Included in loans at December 31, 1994 and 1993 were $274.4 million and $351.3 million, respectively, of shared-loss loans acquired from The Howard Savings Bank ("Howard") in a 1992 Federal Deposit Insurance Corporation ("FDIC") -assisted transaction. Under the terms of the agreement with the FDIC, such loans are subject to FDIC reimbursement for certain losses if they become non-performing before October 2, 1997. When such assets become non-performing, they are reclassified as "segregated assets" (see Note 9).

        Non-accruing loans at December 31, 1994 and 1993 totaled $219.6 million and $365.0 million, respectively. Restructured loans totaled $17.2 million and $13.9 million at December 31, 1994 and 1993, respectively. Interest recognized as income on loans that were classified as non-accruing and restructured as of year-end totaled $3.3 million in 1994, $3.1 million in 1993 and $2.4 million in 1992. Had payments on year-end non-accruing and restructured loans been made at the original contracted amounts and due dates, the Company would have recorded additional interest income of approximately $19.2 million in 1994, $30.1 million in 1993 and $47.8 million in 1992.

        During 1993, $78.5 million of non-accruing loans were transferred to the "Assets Held for Sale" portfolio (see Note 9).

                   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
                Notes to Consolidated Financial Statements (Continued)

        During 1994, SFAS 114, "Accounting by Creditors for Impairment of a Loan" and SFAS 118, "Accounting by Creditors for Impairment of a
   Loan   Income Recognition and Disclosures", were issued.  Under SFAS
   114 and SFAS 118, "impaired" loans must be measured based on the present value of expected future cash flows, discounted at the loan's effective interest rate, or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral-dependent. Management is continuing to develop First Fidelity's approach to implementing SFAS 114 and SFAS 118, and does not expect that the adoption of these standards, which is required beginning in 1995, will have a material effect on the Company's financial statements.

   Note 7.  Reserve for Possible Credit Losses

        Changes in the reserve for possible credit losses for 1994, 1993 and 1992 are shown below:




                                                                                     1994       1993        1992

                                                                                             (thousands)
       Balance, January 1  . . . . . . . . . . . . . . . . . . . . . . . . . . .   $602,183    $610,353    $609,599
       Provision . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     79,000     148,000     228,000
           Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    681,183     758,353     837,599
       Charge-offs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    159,765     283,616     295,296

       Recoveries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     40,829      45,730      47,330
           Net Charge-offs . . . . . . . . . . . . . . . . . . . . . . . . . . .    118,936     237,886     247,966
       Acquired reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . .     37,086      81,716      20,720
       Balance, December 31  . . . . . . . . . . . . . . . . . . . . . . . . . .   $599,333    $602,183    $610,353

   Note 8.  Premises and Equipment

        Premises and equipment at December 31, 1994 and 1993 consisted of the following:

            FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
         Notes to Consolidated Financial Statements (Continued)


                                                                                                1994        1993

                                                                                                   (thousands)

       Land  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $82,599    $75,666
       Buildings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      395,496    361,182
       Leasehold improvements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      122,358    107,734
       Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      287,655    242,925
           Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      888,108    787,507
       Accumulated depreciation and amortization . . . . . . . . . . . . . . . . . . . . .     (450,431)  (383,299)
           Net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $437,677   $404,208

              Depreciation and amortization expenses for 1994, 1993 and 1992 were $44.6 million, $46.6 million and $47.9 million, respectively.

   Note 9.  Other Assets

        Segregated Assets

        Segregated assets consist of Howard shared-loss loans acquired October 2, 1992 ("Bank Closing") that were or have since become classified as restructured, non-accrual or OREO. Such assets at December 31, 1994 were $68.3 million, net of a $4.3 million reserve. The Company's share of charge-offs on such assets was $2.5 million in 1994, while recoveries were $1.3 million. Segregated assets at December 31, 1993 were $247.9 million, net of a $6.5 million reserve. The Company's share of charge-offs was $10.6 million in 1993, and recoveries were $855 thousand.

        The FDIC pays the Company 80 percent of all net charge-offs on acquired shared-loss loans, during the five-year period that commenced with Bank Closing. Charge-offs eligible for FDIC reimbursement include accrued interest as of October 2, 1992 and up to 90 days of additional accrued interest. Subsequent to the charge-off of a shared-loss loan, the FDIC also reimburses First Fidelity for 80 percent of the aggregate amount of certain actual direct expenses incurred on such loans, on a prospective basis.

        At the end of the seven year period after Bank Closing, the FDIC is obligated to provide additional reimbursement to First Fidelity for losses so that, subject to certain conditions, First Fidelity bears only 5% of total losses over $130 million with respect to such segregated assets.

        Intangible Assets

        Unamortized goodwill and identified intangibles were $787.5 million and $458.3 million at December 31, 1994 and 1993, respectively. These amounts relate primarily to intangible assets having original terms of up to 20 years, and are being amortized over the remaining term of expected benefit, which approximates 17 years on a weighted-average basis. The amortization expense related to goodwill and identified intangibles was $43.2 million, $31.7 million and $23.0 million for 1994, 1993 and 1992, respectively.

                   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
                Notes to Consolidated Financial Statements (Continued)


        Other Real Estate Owned

        OREO consisted of foreclosed property of $94.9 million and "in-substance foreclosures" of $3.9 million, less a $6.8 million reserve, as of December 31, 1994. At December 31, 1993, OREO consisted of foreclosed property of $103.3 million and "in-substance foreclosures" of $19.2 million, less a $6.6 million reserve. During 1993, $46.9 million of OREO (net of market value adjustments of $6.6 million taken against the OREO reserve) was transferred to the "Assets Held for Sale" portfolio (see below).

        Changes in the OREO reserve for 1994, 1993 and 1992 are shown below:




                                                                             1994        1993       1992


                                                                                     (thousands)
                   Balance, January 1  . . . . . . . . . . . . . . . . . .   $6,622     $5,765      $7,306
                   Provision   . . . . . . . . . . . . . . . . . . . . . .    9,250     22,800      21,155
                   Acquired reserves   . . . . . . . . . . . . . . . . . .      456      6,649         --
                   Charge-offs and writedowns  . . . . . . . . . . . . . .   (9,576)   (28,592)    (22,696)
                   Balance, December 31  . . . . . . . . . . . . . . . . .   $6,752     $6,622      $5,765

              Mortgage Banking Activities

        At December 31, 1994, mortgage loans held for sale and outstanding commitments to sell mortgage loans were $39.9 million and $26.7 million, respectively. Aggregate net gains on the sale of mortgage loans held for sale were $264 thousand for 1994. The Company did not capitalize any purchased mortgage servicing rights ("PMSRs") during 1994. The Company capitalized excess mortgage servicing rights ("EMSRs") of $174 thousand during 1994. Total PMSRs and EMSRs as of December 31, 1994, virtually all of which were acquired in the Baltimore transaction, were $49.5 million and $2.0 million, respectively. Amortization of PMSRs and EMSRs was $1.2 million and $42 thousand, respectively, for 1994. Mortgage loans serviced for others totaled $4.7 billion at December 31, 1994.

        Assets Held for Sale

        Assets held for sale, excluding those related to mortgage banking activities, totaled $69.3 million and $88.4 million at December 31, 1994 and 1993, respectively. Such assets consisted of $29.2 million and $64.6 million, respectively, of non-performing loans and $40.1 million and $23.8 million, respectively, of OREO. At December 31, 1994, assets held for sale consisted primarily of loans and OREO related to recent acquisitions. Such assets are carried at the lower of adjusted cost or fair value.

   Note 10.  Short-Term Borrowings

        Short-term borrowings at December 31, 1994 and 1993 consisted of the following:


                                                                                         1994           1993

                                                                                               (thousands)
              Federal funds purchased  . . . . . . . . . . . . . . . . . . . . . . .   $1,042,160         $611,634
              Securities sold under repurchase agreements  . . . . . . . . . . . . .    1,428,634          794,132
              Commercial paper and master notes  . . . . . . . . . . . . . . . . . .      229,781          211,785
              Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       16,347            2,574


                                                                                       $2,716,922       $1,620,125


            FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
         Notes to Consolidated Financial Statements (Continued)




     Note 11.  Long-Term Debt

        Long-term debt at December 31, 1994 and 1993 consisted of the following:


                                                                                         1994           1993
                                                                                               (thousands)

            Floating rate senior notes due 1996  . . . . . . . . . . . . . . . . . .     $200,000              --
            6.80% subordinated notes due 2003  . . . . . . . . . . . . . . . . . . .      150,000         $150,000
            9 % subordinated notes due 1999  . . . . . . . . . . . . . . . . . . . .      150,000          150,000
            9 % subordinated notes due 1995  . . . . . . . . . . . . . . . . . . . .      136,750          136,750
            8-1/2% subordinated capital notes due 1998 . . . . . . . . . . . . . . .      149,150          149,150
            Floating rate subordinated note due 1997   . . . . . . . . . . . . . . .       25,000           25,000
            Other long-term debt   . . . . . . . . . . . . . . . . . . . . . . . . .        2,723            2,158
                                                                                         $813,623         $613,058

              The floating rate senior notes bear interest at .10% per annum above the London Interbank Offered Rate ("LIBOR") for three-month eurodollar deposits (5.74% at December 31, 1994). Such notes are direct, unsecured, senior obligations of First Fidelity Bancorporation and may not be redeemed prior to maturity.

        The 6.80% and 9-5/8% subordinated notes, the 8-1/2% subordinated capital notes and the floating rate subordinated notes due 1997 qualify as Tier II capital for regulatory purposes, subject to certain limitations.

        The 6.80%, 9-5/8% and 9-3/4% subordinated notes are not redeemable prior to maturity and are subordinated in right of payment to all senior indebtedness of the Parent Company. Interest on the notes is payable semi-annually on various dates each year.

        The 8-1/2% subordinated capital notes are not redeemable prior to maturity and are subordinated to all indebtedness for borrowed money. At maturity, these notes are payable either in whole or in part in cash from the proceeds of the sale of Common Stock, perpetual preferred stock or other securities qualifying as primary capital securities designated for such purpose, or in whole or in part by the exchange of such securities having a market value equal to the principal amount of the notes to be so exchanged. If the Company determines that the notes do not constitute "primary capital" or if the notes cease being treated as "primary capital" by the Federal Reserve Board, the Company will not exchange the notes for securities at maturity but instead will pay cash at 100% of the principal amount, plus accrued interest.


        The floating rate subordinated note is a capital note bearing interest at 1/4 of 1% per annum above LIBOR for three-month eurodollar deposits. It is repayable using any combination of cash and certain nonvoting securities. Under certain circumstances, the Company may be obligated to repurchase the note prior to maturity using proceeds of a secondary offering of certain nonvoting securities. The note is redeemable prior to maturity at 100% of principal plus accrued interest if the Federal Reserve Board determines that the note will not be treated as "primary capital" and in certain other limited circumstances.

        The aggregate amounts of maturities for long-term debt as of December 31, 1994 are as follows:



                                                                                              (thousands)
                 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $136,979
                 1996  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    200,249
                 1997  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26,377
                 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    149,150
                 1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    150,868
                 Later years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    150,000
                                                                                               $813,623

     Note 12.  Stockholders' Equity

        Preferred Stock at December 31, 1994 and 1993 consisted of the following:




                                                                                              1994       1993
                                                                                                   (thousands)

     Authorized: 10,000,000 shares, par value $1.00 per share
       Issued and outstanding at stated values:
       Series B $2.15 cumulative convertible voting preferred stock: 4,788,272 shares
         and 4,816,887 shares at December 31, 1994 and 1993, respectively  . . . . . . . .  $119,707      $120,422
       Series D adjustable rate cumulative preferred stock:
         350,000 shares at December 31, 1994 and 1993  . . . . . . . . . . . . . . . . . .    35,000        35,000
      Series F 10.64% cumulative preferred stock:
         75,000 shares at December 31, 1994 and 1993 . . . . . . . . . . . . . . . . . . .    75,000        75,000
                                                                                            $229,707      $230,422

              The Series B Convertible Preferred Stock bears a cumulative annual dividend of $2.15 per share, votes as a single class with the Common Stock (each share of Series B Convertible Preferred Stock being entitled to .39 votes, subject to adjustment in certain events), has a liquidation preference of $25 per share, is redeemable in whole or in part at the Company's option at $25 per share plus accrued but unpaid dividends to the redemption date, and is convertible at any time at the option of the holder into .7801 of a share of Common Stock, subject to adjustment in the event of a merger, stock split, etc. Holders of Series B Convertible Preferred Stock are also entitled to vote as a class in certain limited circumstances.

        The Series D Adjustable Rate Cumulative Preferred Stock is non-voting, subject to certain limited exceptions, has a liquidation preference of $100 per share, is redeemable in whole or in part at the option of the Company at a redemption price of $100 per share plus accrued but unpaid dividends to the redemption date, and cannot be converted into any other class of capital stock. It bears cumulative dividends at a rate (the "applicable rate") equal to .75% less than the highest of the three month U.S. Treasury Bill rate, the U.S. Treasury ten year constant maturity rate or the U.S.
   Treasury twenty year constant maturity rate (as defined), adjusted quarterly; however, in no event will the applicable rate be less than 6-1/4% or more than 12 % per annum. For the quarter beginning January 1, 1995, the rate is 7.40%.

        The Series F 10.64% Cumulative Preferred Stock (the "Series F Preferred Stock") is non-voting, subject to certain limitations, and is not convertible into any other class of capital stock. The 75,000 outstanding shares of Series F Preferred Stock were issued in the form of 3,000,000 depositary

                   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
                Notes to Consolidated Financial Statements (Continued)



   shares, each of which represents a one-fortieth interest in a share of Series F Preferred Stock. Each depositary share bears a cumulative annual dividend of $2.66, has a liquidation preference of $25.00 and is redeemable in whole or part at the Company's option on or after July 1, 1996 at $25.00.

        Changes in Number of Shares Outstanding

        Changes in the number of shares of Common Stock outstanding during 1993 and 1994 were comprised of the following:



                                                                                                         Shares

              Balance, December 31, 1992 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74,107,949
                Common Stock issued:
                  Private placement   Santander exercise of warrants . . . . . . . . . . . . . . . . .   2,376,250
                    Acquisition gross up rights  . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,801,913
                  Issued to former shareholders of Northeast, Village and Peoples  . . . . . . . . . .   3,605,606
                  Stock options and dividend reinvestment plan . . . . . . . . . . . . . . . . . . . .     708,548
                  Series B Preferred Stock conversions . . . . . . . . . . . . . . . . . . . . . . . .      54,584
                Purchases of treasury stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (2,753,845)
              Balance, December 31, 1993 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79,901,005
                Common Stock issued:
                  Private placement   Santander exercise of warrants . . . . . . . . . . . . . . . . .   4,752,500
                  Stock options and dividend reinvestment plan . . . . . . . . . . . . . . . . . . . .     689,430
                  Series B Preferred Stock conversions . . . . . . . . . . . . . . . . . . . . . . . .      22,319
                  Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      34,149
                Purchases of treasury stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (4,416,564)
              Balance, December 31, 1994 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80,982,839

              Pursuant to its Investment Agreement with the Company, Santander applied for and received, early in 1995, regulatory approval to acquire up to 30% of First Fidelity's voting stock. Santander held 24.8% of the Company's voting stock at December 31, 1994. During 1994, Santander exercised the final two tranches of its Warrants, pursuant to the Investment Agreement.

        As of December 31, 1994, Santander retained Acquisition Gross Up Rights to acquire $45.9 million (remaining from the original $100 million amount under the Investment Agreement) in value of Common Stock (or other equity securities of First Fidelity). By its terms, the Investment Agreement and Santander's rights to exercise its Acquisition Gross Up Rights terminate on December 27, 1995.

        Treasury Stock

        Under various programs, the Company's Board of Directors authorized the purchase of up to 4.9 million and 2.4 million shares of First Fidelity's outstanding Common Stock in 1994 and 1993, respectively, to be used for general corporate purposes, including acquisitions. The Company acquired 3.8 million and 2.4 million shares of such stock in 1994 and 1993, respectively.

        At December 31, 1994, the Company held 1,020,282 shares of Treasury Stock to be used for general corporate purposes, including acquisitions, and to fund certain benefit plans. At December 31, 1993, the Company held 36,714 shares of Treasury Stock to be issued under the dividend reinvestment and stock option plans.

        Share Purchase Rights Plan

                   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
                Notes to Consolidated Financial Statements (Continued)

        The Company has in effect a preferred share purchase rights plan. The rights plan provides that each share of Common Stock has attached to it a right (each, a "Right", together, the "Rights") to purchase one one-hundredth of a share of Series E Junior Participating Preferred Stock, par value $1.00 per share (the "Series E Preferred Stock") at a price of $185 per one one-hundredth of a share of Series E Preferred Stock, subject to adjustment. In general, if a person or group (other than the Company, its subsidiaries, certain affiliates or any of the Company's employee benefit plans) acquires 10% or more of the Company's Common Stock (a "10% Holder"), stockholders (other than such 10% Holder) may exercise their Rights to purchase Common Stock having a market value equal to twice the exercise price of the Rights. If the Company is acquired in a merger, the Rights may be exercised to purchase common shares of the acquiring company at a similar discount. At any time after a person or group becomes a 10% Holder but prior to the acquisition by such 10% Holder of 50% or more of the outstanding Common Stock, First Fidelity's Board may elect to exchange the Rights (other than Rights owned by such 10% Holder which become void) for Common Stock or Series E Preferred Stock, at an exchange ratio of one share of Common Stock or one one-hundredth of a share of Series E Preferred Stock, per Right, subject to adjustment. The rights plan is designed to protect stockholders in the event of unsolicited offers or attempts to acquire the Company.

        Capital

        The Parent Company and the Subsidiary Banks are required by various regulatory agencies to maintain minimum levels of capital. At December 31, 1994, the Company and its Subsidiary Banks exceeded all such minimum capital requirements.







        Dividends Declared

        During 1994, dividends declared with respect to the Company's Common Stock, Series B Convertible Preferred Stock, Series D
   Adjustable Rate Cumulative Preferred Stock and per depositary share with respect to the Series F Preferred Stock were $1.76, $2.15, $6.70, and $2.66, respectively.

        Dividend Reinvestment Plan

        At December 31, 1994, the Company had reserved 461,693 shares of its Common Stock for issuance under the Company's dividend reinvestment plan.

        Dividend Restrictions

        Dividends payable by the Company, its bank holding company subsidiaries and its banking subsidiaries are subject to various limitations imposed by statutes, regulations and policies adopted by bank regulatory agencies. Under current regulations regarding dividend availability, the Company's bank subsidiaries, without prior approval of bank regulators, may declare dividends to the respective holding companies totaling approximately $131 million plus additional amounts equal to the net profits earned by the Company's bank subsidiaries for the period from January 1, 1995 through the date of declaration, less dividends declared during that period.

                   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
                Notes to Consolidated Financial Statements (Continued)

   Note 13.  Benefit Plans

        Pension Plans

        The Company maintains self-administered, non-contributory defined benefit pension plans covering all employees who qualify as to age and length of service. Benefits are based on years of credited service and highest average compensation (as defined). Qualified plans are funded in accordance with statutory and regulatory guidelines. Pension expense (benefit) for the years ended December 31, 1994, 1993 and 1992, for all qualified and unqualified plans, aggregated $3,414,000, $(130,000) and $(937,000), respectively.

        The following table sets forth the plans' funded status and amounts recognized in the Company's consolidated financial statements at December 31, 1994 and 1993:

                   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
                Notes to Consolidated Financial Statements (Continued)



                                                                         Funded Plans            Unfunded Plans

                                                                       1994         1993        1994        1993
                                                                                     (thousands)
     Actuarial present value of benefit obligation:
     Accumulated benefit obligation, including vested benefits
       of $156,955, $139,363, $27,004 and $25,960,
       respectively  . . . . . . . . . . . . . . . . . . . . . . .    $169,859    $152,817     $27,776     $26,613
     Projected benefit obligation for service rendered to date . .   $(201,876)  $(203,334)   $(31,241)   $(28,340)
     Plan assets at fair value, primarily listed stocks and
       bonds, and commingled funds . . . . . . . . . . . . . . . .     283,739     289,357         --          --
     Plan assets in excess of (less than) projected benefit
       obligation  . . . . . . . . . . . . . . . . . . . . . . . .      81,863      86,023     (31,241)    (28,340)
     Unrecognized prior service cost . . . . . . . . . . . . . . .       8,034      11,150       4,221       1,775
     Unrecognized net loss . . . . . . . . . . . . . . . . . . . .      32,825      26,343         414       3,338
     Additional minimum liability  . . . . . . . . . . . . . . . .         --          --       (5,216)     (8,226)
     Unrecognized net (asset) obligation . . . . . . . . . . . . .      (4,359)     (5,264)      4,046       4,840
     Prepaid pension (liability) . . . . . . . . . . . . . . . . .    $118,363    $118,252    $(27,776)   $(26,613)

              Net pension expense (benefit) for 1994, 1993 and 1992 included the following components:


                                                                                            Funded Plans

                                                                                    1994        1993        1992
                                                                                             (thousands)
     Service cost of benefits earned during the period . . . . . . . . . . . .     $10,356      $6,808      $6,542
     Interest cost on projected benefit obligation . . . . . . . . . . . . . .      14,913       9,370       8,511
     Actual return on plan assets  . . . . . . . . . . . . . . . . . . . . . .       1,414     (18,134)    (10,673)
     Net amortization and deferral . . . . . . . . . . . . . . . . . . . . . .     (27,773)     (1,570)     (8,335)
     Net periodic pension (benefit)  . . . . . . . . . . . . . . . . . . . . .     $(1,090)    $(3,526)    $(3,955)



                                                                                           Unfunded Plans
                                                                                     1994        1993       1992

                                                                                             (thousands)
     Service cost of benefits earned during the period . . . . . . . . . . . .        $442        $124        $173
     Interest cost on projected benefit obligation . . . . . . . . . . . . . .       2,413       1,636       1,597
     Net amortization and deferral . . . . . . . . . . . . . . . . . . . . . .       1,649       1,636       1,248
     Net periodic pension expense  . . . . . . . . . . . . . . . . . . . . . .      $4,504      $3,396      $3,018


              The weighted average discount rate assumed in determining the actuarial present value of the projected benefit obligation was 8.75% at December 31, 1994 and 7.5% at December 31, 1993. The assumed rate of increase in future compensation levels was 4.0% at December 31, 1994 and 1993. The long-term expected rate of return on assets was 9.75% in 1994 and 1993. The change in the weighted average discount rate to 8.75% resulted in a decrease in the actuarial present value of the projected benefit obligation of approximately $40.4 million.

        Postretirement Benefits

        The Company sponsors postretirement benefit plans which provide medical and life insurance coverage to employees, depending upon the employee's status (currently retired or still employed), length of service, age at retirement and other factors.

        The plans have no assets. The following table sets forth the plans' accumulated postretirement benefit obligation as of December 31, 1994 and 1993, which represents the liability for accrued postretirement benefit cost:






                                                                                             1994          1993

                                                                                              (thousands)



                                          78



                   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
                Notes to Consolidated Financial Statements (Continued)



              Accumulated postretirement benefit obligation:
                Retirees and beneficiaries eligible for benefits . . . . . . . . . . . .    $94,865        $93,953
                Active employees fully eligible for benefits . . . . . . . . . . . . . .      5,938          9,978
                Active employees not fully eligible for benefits . . . . . . . . . . . .      9,665         11,723
                  Accumulated postretirement benefit obligation  . . . . . . . . . . . .    110,468        115,654
              Unrecognized net loss from differences between expected and actual
                experience and effects of changes in assumptions . . . . . . . . . . . .    (14,749)       (20,533)
                Accrued postretirement benefit cost  . . . . . . . . . . . . . . . . . .    $95,719        $95,121

              The net periodic postretirement benefit cost for 1994 and 1993 includes the following:

                                                                                              1994        1993
                                                                                                  (thousands)
              Service cost-benefits attributed to service during the period  . . . . . .     $1,111           $869
              Interest cost on accumulated postretirement benefit obligation . . . . . .      8,632          7,392
              Net amortization . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        962            --
              Other adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (831)           --
                  Net periodic postretirement benefit cost . . . . . . . . . . . . . . .     $9,874         $8,261


              For 1994, the future health care cost trend rate is projected to be 12.5% for participants under 65 and 10% for participants over 65. These rates are assumed to trend downward to 5.5% for participants under 65 and 5% for participants over 65 by the year 2008, and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rates by 1% in each year would increase the accumulated postretirement benefit obligation as of January 1, 1994 by $8.5 million (8%) and the aggregate of the service and interest cost components of net periodic retirement benefit cost for the year 1994 by $.7 million (9%). The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 8.75% for 1994 and 7.5% for 1993. The change in the weighted average discount rate from 7.5% resulted in a decrease in the actuarial present value of the postretirement benefit obligation of approximately $11.6 million.

        The Company's accumulated postretirement benefit obligation under SFAS 106 of approximately $81 million was recognized in the first quarter of 1993 by a one-time cumulative effect adjustment of $53.3 million, net of tax effect. In 1992, the cost of providing postretirement benefits was recognized as such benefits were paid, and totaled $5.8 million.

        Postemployment Benefits

        The Company's accumulated postemployment benefit obligation under SFAS 112 of $11.3 million was recognized in the first quarter of 1993 by a one-time cumulative effect adjustment of $7.4 million, net of tax effect. Annual postemployment benefit expense on an accrual basis was approximately $2.6 million for 1994 and $900 thousand for 1993, exclusive of the one-time adjustment, as compared to approximately $2 million in 1992 under the previous method.

        Savings Plans

        The Company maintains a savings plan under Section 401(k) of the Internal Revenue Code, which covers substantially all full-time employees after one year of continuous employment. Under the plan, employee contributions are partially matched by the Company. Such matching becomes vested when the employee reaches

            FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
         Notes to Consolidated Financial Statements (Continued)


   three years of credited service. Total savings plan expense was $13.2 million, $12.0 million and $10.7 million for 1994, 1993 and 1992, respectively.

        Stock Option Plans

        The Company maintains stock option plans, pursuant to which an aggregate of 9,775,454 shares of Common Stock have been authorized for issuance to certain key employees of the Company and its subsidiaries. The options granted under these plans are, in general, exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the Common Stock on the date of grant, and expire not more than ten years after the date of grant. There are also options outstanding under other plans, pursuant to which no further options may be granted. Vesting with respect to certain options granted to certain senior executive officers may be accelerated. In addition, the Company assumed certain stock options related to acquisitions during 1993.

        The Company also maintains an employee stock purchase plan, under the terms of which 1,760,000 shares of Common Stock have been authorized for issuance. The plan's purchase period begins on July 1 and ends June 30 of the following year, during which options to purchase stock are offered to employees once a year. No individual employee may exercise options under the employee stock purchase plan to acquire stock in any one year in excess of 10% of base compensation, or $20,000, whichever is less. The option price equals 90% of the market price of the Common Stock on the last day of the purchase period. The aggregate number of shares to be purchased in any given offering, which cannot be greater than 250,000, is determined by the amount contributed by the employees and the market price as of the last day of the purchase period.

        Changes in total options outstanding during 1994, 1993 and 1992 are as follows:



                                                                                               1994

                                                                                   Shares          Option Price
                                                                                Under Option        Per Share
     Outstanding at beginning of year  . . . . . . . . . . . . . . . . . . .     4,397,340        $12.31 to $50.00
     Granted during year . . . . . . . . . . . . . . . . . . . . . . . . . .       919,854        $42.81 to $47.88
     Exercised during year . . . . . . . . . . . . . . . . . . . . . . . . .      (343,407)       $12.31 to $45.38
     Forfeited during year . . . . . . . . . . . . . . . . . . . . . . . . .      (133,422)       $16.65 to $46.31
     Outstanding at end of year  . . . . . . . . . . . . . . . . . . . . . .     4,840,365        $12.31 to $50.00
     Options exercisable at end of year under stock option plans . . . . . .     2,317,279        $12.31 to $50.00

                                                                                              1993
                                                                                  Shares          Option Price
                                                                               Under Option         Per Share
     Outstanding at beginning of year  . . . . . . . . . . . . . . . . . . .     3,094,929        $12.31 to $41.38
     Granted during year . . . . . . . . . . . . . . . . . . . . . . . . . .     1,654,395        $40.81 to $50.00
     Assumed during year . . . . . . . . . . . . . . . . . . . . . . . . . .       312,385        $16.65 to $25.86
     Exercised during year . . . . . . . . . . . . . . . . . . . . . . . . .      (568,869)       $12.31 to $47.13
     Forfeited during year . . . . . . . . . . . . . . . . . . . . . . . . .       (95,500)       $16.65 to $47.31
     Outstanding at end of year  . . . . . . . . . . . . . . . . . . . . . .     4,397,340        $12.31 to $50.00
     Options exercisable at end of year under stock option plans . . . . . .     1,993,001        $12.31 to $47.13


                                                                                              1992
                                                                                 Shares           Option Price
                                                                              Under Option         Per Share
     Outstanding at beginning of year  . . . . . . . . . . . . . . . . . . .     3,381,137        $12.31 to $36.25
     Granted during year . . . . . . . . . . . . . . . . . . . . . . . . . .       667,483        $31.25 to $41.38
     Exercised during year . . . . . . . . . . . . . . . . . . . . . . . . .      (890,348)       $13.62 to $36.69
     Forfeited during year . . . . . . . . . . . . . . . . . . . . . . . . .       (63,343)       $21.38 to $36.25
     Outstanding at end of year  . . . . . . . . . . . . . . . . . . . . . .     3,094,929        $12.31 to $41.38


                                  80



            FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
         Notes to Consolidated Financial Statements (Continued)



     Options exercisable at end of year under stock option plans . . . . . .     1,823,592        $12.31 to $36.69

              Certain of the options assumed in the course of 1993 acquisitions (55,368 shares at the end of 1994 and 64,831 shares at December 31, 1993), when translated at the applicable exchange rate for First Fidelity Common Stock, resulted in an option price as high as $797. In order to provide more meaningful disclosure, such prices and shares have been omitted from the tabular presentation above.

   Note 14.  Other Expense

        The components of other expense were as follows:


                                                                                    1994       1993        1992
                                                                                             (thousands)
     FDIC premium expense  . . . . . . . . . . . . . . . . . . . . . . . . . .     $63,872     $63,164    $56,231
     External data processing expense  . . . . . . . . . . . . . . . . . . . .      47,639      48,200     46,959
     External check-processing expense . . . . . . . . . . . . . . . . . . . .      60,934         --         --
     Communication expense . . . . . . . . . . . . . . . . . . . . . . . . . .      24,741      33,450     33,139
     Amortization of intangibles . . . . . . . . . . . . . . . . . . . . . . .      41,526      30,824     22,828
     Other real estate owned expenses  . . . . . . . . . . . . . . . . . . . .      12,250      28,417     29,854
     Other operating expenses  . . . . . . . . . . . . . . . . . . . . . . . .     176,813     185,882    170,307
                                                                                  $427,775    $389,937   $359,318

     Note 15.  Income Taxes

        Income tax expense was comprised of the following:

                                                                                   1994         1993        1992

                                                                                            (thousands)

              Current:
                Federal  . . . . . . . . . . . . . . . . . . . . . . . . . . .     $74,899     $90,314    $81,099
                State and local  . . . . . . . . . . . . . . . . . . . . . . .      15,164       1,258        229
                       Total current tax expense . . . . . . . . . . . . . . .      90,063      91,572     81,328

              Deferred:
                Federal  . . . . . . . . . . . . . . . . . . . . . . . . . . .     140,327      86,453      1,034
                State and local  . . . . . . . . . . . . . . . . . . . . . . .      (9,022)        --         --
                       Total deferred tax expense  . . . . . . . . . . . . . .     131,305      86,453      1,034
                Total tax expense  . . . . . . . . . . . . . . . . . . . . . .    $221,368    $178,025    $82,362

              The components of deferred income tax expense attributable to income from continuing operations for the years ended December 31, 1994 and 1993 were as follows:

                                                                                            1994          1993
                                                                                                (thousands)

              Deferred income tax (exclusive of the effects of component listed below) .   $131,305        $89,166
              Adjustments to deferred tax assets and liabilities for enacted changes
                in tax laws and rates  . . . . . . . . . . . . . . . . . . . . . . . . .        --          (2,713)
                                                                                           $131,305        $86,453


              The components of deferred income tax for the year ended December 31, 1992, under accounting rules then in effect, were as follows:


                                                                                                         1992
                                                                                                     (thousands)

     Credit loss deduction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $(2,206)
     Lease financing deduction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11,669
     Book over tax depreciation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (1,149)
     Pension settlement/expense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       799
     Difference between book and tax accruals  . . . . . . . . . . . . . . . . . . . . . . . . . . .      (818)
     Other, net  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (7,261)



                                   81




                   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
                Notes to Consolidated Financial Statements (Continued)


                                                                                                        $1,034



        The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1994 and 1993 were as follows:


                                                                                            1994          1993

                                                                                                (thousands)
     Deferred tax assets:
       Loss Reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $220,173      $185,563
       Difference between book and tax accruals  . . . . . . . . . . . . . . . . . . . .        --         24,268
       Basis differences of business combinations accounted for
         under the purchase method . . . . . . . . . . . . . . . . . . . . . . . . . . .     54,941        33,765
       Accrued postretirement and postemployment benefits  . . . . . . . . . . . . . . .     37,808        32,200
       Alternative minimum tax credit carryforwards  . . . . . . . . . . . . . . . . . .     12,507         9,175
       Unrealized loss on accounting for certain investments in debt and
         equity securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     40,510           --
       Other deferred tax assets . . . . . . . . . . . . . . . . . . . . . . . . . . . .        199        12,065
             Total deferred tax assets . . . . . . . . . . . . . . . . . . . . . . . . .    366,138       297,036
     Deferred tax liabilities:
       Lease financing deduction . . . . . . . . . . . . . . . . . . . . . . . . . . . .   (206,187)     (120,533)
       Pension settlement/expense  . . . . . . . . . . . . . . . . . . . . . . . . . . .    (27,446)      (27,875)
       Unrealized gain on accounting for certain investments in debt and
         equity securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        --        (14,698)
       Difference between book and tax accruals  . . . . . . . . . . . . . . . . . . . .     (5,264)          --
       Amortization of intangible assets . . . . . . . . . . . . . . . . . . . . . . . .    (11,137)      (11,343)
       Other deferred tax liabilities  . . . . . . . . . . . . . . . . . . . . . . . . .     (9,521)      (17,418)
             Total deferred tax liabilities  . . . . . . . . . . . . . . . . . . . . . .   (259,555)     (191,867)
             Net deferred tax asset  . . . . . . . . . . . . . . . . . . . . . . . . . .   $106,583      $105,169

              Management has determined that, based upon its assessment of recoverable taxes and projected levels of pretax income, realization of the deferred tax asset is more likely than not. Included in the table above is the effect of certain temporary differences for which no deferred tax expense or benefit was recognized. Such items consisted primarily of unrealized gains and losses on certain investments in debt and equity securities accounted for under SFAS 115, as well as book and tax basis differences relating to business combinations accounted for under the purchase method of accounting.

        The total tax expense for 1994, 1993 and 1992 resulted in effective tax rates which differed from the applicable U.S. federal income tax rate. A reconciliation follows:


                                                                                          1994    1993       1992

              U.S.  Federal income tax rate  . . . . . . . . . . . . . . . . . . . . .   35.0%     35.0%    34.0%
              Increase (reduction) in tax rate resulting from:
                Tax-exempt interest income . . . . . . . . . . . . . . . . . . . . . .    (2.9)     (4.0)    (6.5)
                Alternative minimum tax (benefit)  . . . . . . . . . . . . . . . . . .     --        --      (8.8)
                Other, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      .8       --       2.1
                                                                                         32.9%     31.0%    20.8%

        At December 31, 1994, for income tax purposes, the Company had alternative minimum tax credit carryforwards of approximately $12.5 million available to offset future income tax to the extent that it exceeds alternative minimum tax. These credits have an unlimited life. The Company had capital loss carryforwards at December 31, 1994 of $2.9 million, which are available to offset future capital gains. Such carryforwards expire on December 31, 1997, if not utilized by that date.

   Note 16.  Financial Instruments

        Financial Instruments with Off Balance-Sheet Risk

                   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
                Notes to Consolidated Financial Statements (Continued)

        The Company is a party to various financial instruments acquired in the normal course of business to manage its exposure to changes in interest and foreign exchange rates and to meet the financing needs of its customers. Except for foreign exchange contracts, the contract or notional amounts of such instruments are not included in the Consolidated Statements of Condition at December 31, 1994 and 1993. The Company's involvement in such financial instruments at December 31, 1994 and 1993 is summarized as follows:


                                                                                           1994           1993

                                                                                               (thousands)
              Amounts representing credit risk:
                Commitments to extend credit . . . . . . . . . . . . . . . . . . . . .    $6,468,931   $6,047,959
                Standby letters of credit and financial guarantees . . . . . . . . . .       698,447      626,410
                Other letters of credit  . . . . . . . . . . . . . . . . . . . . . . .       264,216      207,894
              Notional or contract amounts of off balance-sheet financial instruments not constituting credit risk:
                Interest rate swap agreements (Receive fixed)  . . . . . . . . . . . .     4,956,100    4,272,100
                Forward delivery contracts . . . . . . . . . . . . . . . . . . . . . .        99,651      149,235
                Futures contracts  . . . . . . . . . . . . . . . . . . . . . . . . . .       976,225      750,000
                Foreign exchange contracts . . . . . . . . . . . . . . . . . . . . . .       375,400      299,573
                Customer contracts:
                  Interest rate swap agreements  . . . . . . . . . . . . . . . . . . .       167,036       30,000
                  Interest rate caps . . . . . . . . . . . . . . . . . . . . . . . . .        84,000       60,800


              The amounts above indicate gross positions and have not been reduced by offsetting positions, but are reflected net of participations to other financial institutions.

        The Company uses the same credit policies in extending commitments, letters of credit and financial guarantees as it does for financial instruments recorded on the Consolidated Statements of Condition. First Fidelity seeks to control its exposure to loss from these agreements through credit approval processes and monitoring procedures. Letters of credit and commitments to extend credit are generally issued for one year or less and may involve a commitment fee. The total commitment amounts do not necessarily represent future cash disbursements, as many commitments expire without being drawn upon. In connection with extending such commitments, the Company may require collateral, which may include cash, accounts receivable, securities, real or personal property, or other assets, in circumstances where it would not generally make an unsecured loan. For those commitments which require collateral, the value of the collateral generally equals or exceeds the amount of the commitment. Total standby letters of credit are shown net of $39.8 million and $22.4 million participated to other financial institutions at December 31, 1994 and 1993, respectively.

        The Company enters into derivative instruments primarily to hedge the interest rate risk associated with its various assets and liabilities and to meet the needs of its customers. Such hedge instruments generally take the form of interest rate swaps and futures contracts. In part through the use of these instruments, the Company strives to be essentially insensitive to changes in interest rates within reasonable ranges (i.e., plus or minus 200 basis points). Such instruments are subject to the same type of credit and market risk as other financial instruments, and are monitored and controlled in accordance with the Company's credit and risk management policies. To a much lesser extent, First Fidelity utilizes foreign exchange and futures contracts for trading purposes; such contracts are carried at market value in the trading account.

                   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
                Notes to Consolidated Financial Statements (Continued)


        As of December 31, 1994, the Company had $5.0 billion (notional amount) of interest rate swap contracts, which were structured such that the Company receives a fixed rate and pays a floating interest rate. Of the $5.0 billion swap agreements (which includes $2.3 billion of indexed amortizing swaps), $3.3 billion were used to hedge variable rate loans and $1.7 billion were used to transform equivalent maturity fixed rate certificates of deposit and long-term debt into floating rate instruments. At December 31, 1994, the Company's interest rate swaps had an average remaining time to maturity of approximately 2 years. Such swaps do not extend beyond 5 years (except for those swaps associated with the Company's long-term debt). The Company's indexed amortizing swaps are "receive fixed" swaps, which have extended from their original maturity of one year to their maximum maturity of three years, such that they mature in early 1997. The risk of loss associated with interest rate swaps is primarily attributable to counterparty default and movements in interest rates. Credit risk is limited to any amounts receivable, and generally does not constitute more than a small fraction of the notional amounts presented above.

        The Company had $976.2 million (notional amount) of interest rate futures contracts as of December 31, 1994. Of this total, $800 million are used to hedge variable rate securities, and are structured sequentially over the first nine months of 1995. The remaining $176.2 million of futures contracts are held for trading purposes, and consist of $175.0 million of eurodollar futures and $1.2 million of treasury and municipal futures contracts. The eurodollar futures are marked to market and settled daily, and have a maximum duration of 90 days. During 1994, such eurodollar futures contracts averaged $58 million, with the Company's outstandings fluctuating between zero and $250 million. Realized gains associated with futures contracts held for trading purposes totalled $275 thousand for 1994. The risk associated with such futures positions arises primarily from movements in interest rates.

        The Company accounts for its derivative contracts qualifying for "hedge" accounting treatment in a manner consistent with the related on-balance sheet asset or liability. Cash flows associated with such instruments are included in net interest income over the lives of the associated assets or liabilities (on an accrual basis). In the event of termination of a contract qualifying for "hedge" accounting treatment, the resulting gain or loss is deferred and amortized over the interest rate risk period of the associated financial instrument.

        During 1994, $4.7 million of net deferred gains associated with terminated contracts qualifying for "hedge" accounting treatment were recognized in income, of which $4.6 million was attributable to futures contracts and $.1 million was associated with $680 million (notional amount) of terminated interest rate swap contracts. The remaining $1.7 million of net deferred gains associated with the 1994 swap terminations and the $980 thousand of net deferred losses on futures contracts will be amortized into net interest income early in 1995.

        The Company's forward contracts of $99.7 million at December 31, 1994, were comprised of commitments to sell treasury securities at future dates for specified prices. Such contracts have an average remaining maturity of approximately 2 years at December 31, 1994.

                   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
                Notes to Consolidated Financial Statements (Continued)

        The interest rate swap and cap agreements designated in the table above as "customer contracts" are used solely to accommodate customer needs. At December 31, 1994, the Company had outstanding $83.5 million (notional amount) of interest rate swap contracts and $42.0 million (notional amount) of interest rate caps to its customers. Offsetting positions with identical maturities and notional amounts were purchased almost simultaneously, such that mark-to-market gains offset losses on such contracts.

        At December 31, 1994, the Company's foreign exchange portfolio consisted of $329.1 million of foreign exchange forward contracts, as well as foreign exchange spot and futures contracts which totaled $46.3 million. The average balance of such contracts were approximately $302 million and $250 million, respectively, for 1994. The Company's foreign exchange forward contracts have an average maturity of approximately 6 months; however, some contracts extend for up to two years. Foreign exchange spot contracts require settlement to occur within two business days of the contract date. The Company's foreign exchange futures contracts have an average maturity of approximately 3 months at December 31, 1994. The Company's foreign exchange portfolio is marked to market on a daily basis. These contracts are reflected in the table above at their December 31, 1994 market value. All realized and unrealized gains and losses were included in trading revenue. Net trading gains on foreign exchange forward, futures and spot contracts were $3.7 million for 1994.

                   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
                Notes to Consolidated Financial Statements (Continued)



        Concentrations of Credit Risk of Financial Instruments

        The Company extends credit in the normal course of business to its customers, the majority of whom operate or reside within the New Jersey, eastern Pennsylvania,Connecticut, Maryland and the southern New York business areas. The ability of its customers to meet contractual obligations is, to some extent, dependent upon the economic conditions existing in this region.

        In addition, the Company had credit extensions (on and off balance-sheet) to certain groups which represented 5% or more of total credit extensions, at December 31, 1994 and 1993, respectively, as follows: consumers (including residential mortgages), 40% and 38%; U.S. government and agencies, 16% in both years; commercial mortgages and commercial real estate, 11% in both years; and depository institutions, 5% and 10%.

   Note 17.  Fair Value of Financial Instruments

        The Company is required to disclose certain information about so-called "fair values" of financial instruments, as defined in SFAS 107.

             Limitations: Estimates of "fair value" are made at a specific point in time, based upon, where available, relevant market prices and information about the financial instrument. Such estimates do not include any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. For a substantial portion of the Company's financial instruments, no quoted market exists. Therefore, estimates of "fair value" are necessarily based on a number of significant assumptions (many of which involve events outside the control of management).
        Such assumptions include assessments of current economic conditions, perceived risks associated with these financial instruments and their counterparties, future expected loss experience and other factors. Given the uncertainties surrounding these assumptions, the reported "fair values" represent estimates only and, therefore, cannot be compared to the historical accounting model. Use of different assumptions or methodologies are likely to result in significantly different "fair value" estimates.

             The estimated "fair values" presented neither include nor give effect to the values associated with the Company's banking, trust or other businesses, existing customer relationships, extensive branch banking network, property, equipment, goodwill or certain tax implications related to unrealized gains or losses. Also, the "fair value" of non-interest bearing demand deposits, savings and NOW accounts and money market deposit accounts is required to be reported as equal to the carrying amount because these deposits have no stated maturity. Obviously, this approach to estimating "fair value" excludes the significant benefit that results from the low-cost funding provided by such deposit liabilities, as compared to alternative sources of funding.

                   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
                Notes to Consolidated Financial Statements (Continued)


        The following methods and assumptions were used to estimate the "fair value" of each major classification of financial instruments at December 31, 1994 and 1993:

             Cash, short-term investments, and customers' acceptance liability: Current carrying amounts approximate estimated
        "fair value".

             Securities: Current quoted market prices were used to determine "fair value".

             Loans: The "fair value" of residential mortgages was estimated based upon recent market prices of securitized receivables, adjusted for differences in loan characteristics. The "fair value" of certain installment loans (e.g., bankcard receivables) was estimated based upon recent market prices of sales of similar receivables. The "fair value" of non-accruing and restructured loans which are secured by real estate was estimated considering recent external appraisals of the underlying collateral and other factors. The "fair value" of all other loans was estimated using a method which approximates the effect of discounting the estimated future cash flows over the expected repayment periods using rates which consider credit risk, servicing costs and other relevant factors.

             Deposits with no stated maturity and short-term time deposits: Under the terms of SFAS 107, such deposits must be reported as having a "fair value" equal to their carrying amount. However, the economic value of a low-cost deposit base which averaged $18.6 billion in 1994 is significant, particularly in a high and rising interest rate environment, as occurred in 1994.

             Other consumer time deposits: "Fair value" was estimated by discounting the contractual cash flows using current market rates offered in the Company's market area for deposits with comparable terms and maturities.

             Short-term borrowings and acceptances outstanding: Current carrying amounts approximate estimated "fair value".

             Long-term debt: Current quoted market prices were used to estimate "fair value".

             Commitments to extend credit and letters of credit: The majority of the Company's commitments to extend credit and letters of credit carry current market interest rates if converted to loans. Because commitments to extend credit and letters of credit are generally unassignable by either the Company or the borrower, they only have value to the Company and the borrower. The estimated "fair value" approximates the recorded deferred fee amounts.

        The carrying amounts and estimated "fair values" of the Company's financial instruments were as follows at December 31, 1994 and 1993:

            FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
         Notes to Consolidated Financial Statements (Continued)


                                                                                  1994
                                                                                                       1993
                                                                           Carrying
                                                                            Amount     "Fair     Carrying   "Fair
                                                                                       Value"     Amount    Value"
                                                                                          (millions)

     Financial Assets:
      Cash and due from banks  . . . . . . . . . . . . . . . . .             $2,082    $2,082    $1,831      $1,831
      Interest-bearing time deposits . . . . . . . . . . . . . .                 36        36       980         980
      Securities held to maturity  . . . . . . . . . . . . . . .              4,187     4,049     5,242       5,321
      Securities available for sale  . . . . . . . . . . . . . .              3,781     3,781     2,657       2,657
      Trading account securities . . . . . . . . . . . . . . . .                110       110       150         150
      Federal funds sold and securities purchased under
       agreements to resell  . . . . . . . . . . . . . . . . . .                 51        51        15          15
      Net loans (A)  . . . . . . . . . . . . . . . . . . . . . .             21,422    21,468    19,577      20,400
      Customers' acceptance liability  . . . . . . . . . . . . .                216       216       188         188
      Segregated assets  . . . . . . . . . . . . . . . . . . . .                 68        68       248         248
      Loans classified as assets held for sale . . . . . . . . .                 29        29        65          65
      Amounts receivable on swap contracts . . . . . . . . . . .                 73        73        64          64
     Financial Liabilities:
      Deposits with no stated maturity . . . . . . . . . . . . .             18,922    18,922    18,891      18,891
      Deposits with stated maturities  . . . . . . . . . . . . .              9,985     9,893     9,252       9,384
      Short-term borrowings  . . . . . . . . . . . . . . . . . .              2,717     2,717     1,620       1,620
      Acceptances outstanding  . . . . . . . . . . . . . . . . .                219       219       196         196
      Long-term debt . . . . . . . . . . . . . . . . . . . . . .                813       804       613         665
      Amounts payable on swap contracts  . . . . . . . . . . . .                 66        66        21          21

   (A) Disclosure of the "fair value" of lease receivables is not required and has not been included above. The carrying amount of Net loans excludes $2.1 billion and $1.4 billion of lease receivables, $249 million and $183 million of related unearned income and allocated reserves of $22 million and $29 million at December 31, 1994 and 1993, respectively. The reserve for lease receivables has been allocated only to present the information above on a comparable basis. Additionally, the Company continues to pursue its contractual claims on loans which have been charged-off. The "fair value" of such contractual claims was not included in the estimate of "fair value".

        Other Off Balance-Sheet Instruments: The Company uses interest rate swaps and futures contracts to help manage its interest rate sensitivity. Such financial instruments are used in conjunction with on-balance sheet items (loans, deposits and long-term debt) to help achieve targeted interest rate spreads over specified time periods, and should be viewed in that context. Under SFAS 107, certain of the "hedged" on-balance sheet categories (i.e., certain deposits) may not be presented at their estimated "fair value", but must be shown in the above table at their liquidation ("book") value. For SFAS 107 purposes, however, the "fair value" of derivative contracts used to hedge such items must be disclosed without regard to the "fair value" of the hedged balance sheet item. The estimated amounts that the Company would receive or pay, based upon current market rates or prices, to terminate such agreements was used as an approximation of "fair value". The "fair value" of customer contracts and the related offsetting contracts equal their carrying value. The "fair value" of interest rate swaps used for asset/liability management purposes was a "loss" of $205 million at December 31, 1994 and a "gain" of $115 million at the end of 1993. The "fair value" of First Fidelity's futures contracts aggregated a $2 million "loss" at the end of 1994 and a $3 million "gain" as of December 31, 1993.

   Note 18.  Other Commitments and Contingencies

                   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
                Notes to Consolidated Financial Statements (Continued)


        Legal Proceedings

        The Company is a party (as plaintiff or defendant) to a number of lawsuits. While any litigation carries an element of uncertainty, management is of the opinion that the liability, if any, resulting from these actions will not have a material effect on the liquidity, financial condition or results of operations of the Company.

       Operating Leases

        At December 31, 1994, the Company was obligated under non-cancelable operating leases for certain premises and equipment. Minimum future rental expenses under these leases are as follows:

                                                                                                Operating Leases

                                                                                              Buildings  Equipment
                                                                                                   (thousands)


     1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $29,244       $111
     1996  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         24,194         23
     1997  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         18,888         22
     1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         15,446         14
     1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12,791         --
     Later years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         62,571         --
      Total minimum lease payments . . . . . . . . . . . . . . . . . . . . . . . . . .       $163,134       $170


              Total rental expense under cancelable and non-cancelable operating leases for 1994, 1993 and 1992 was $33.4 million, $36.4 million and $44.3 million, respectively.

       Long-term Service Contract

        In September, 1990, the Company entered into a service contract, under which an outside servicer provides certain data processing services, manages the Company's data center operations and is integrating various application systems to produce unified
   Company-wide operating systems. The cost of the services is determined by volume considerations and an inflation factor, in addition to an agreed base rate.

   Note 19.  Related Party Transactions

        At December 31, 1994 and 1993, the Company had balances with Santander, typical of and consistent with a correspondent banking relationship in the normal course of business. In addition, First Fidelity repurchased 250 thousand shares of its Common Stock from Santander during 1994, at market prices, which averaged $44.43.

        The Company also purchased from Santander 3,063,297 shares of the capital stock of Banco Espanol de Credito, S.A. ("Banesto"), which represents approximately 0.5% of Banesto's outstanding capital stock, for approximately $18.1 million.

        Loans to directors, executive officers and their associates, which are made in the ordinary course of business and on substantially the same terms,

                   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
                Notes to Consolidated Financial Statements (Continued)

   including interest rates and collateral, as those prevailing at the time for comparable transactions with others, approximated $423 million at December 31, 1994 and $154 million at December 31, 1993. During 1994, there were increases of approximately $310 million and loan repayments of approximately $41 million on such loans.

   Note 20. Condensed Financial Information of First Fidelity Bancorporation (Parent Company Only)

                    Condensed Balance Sheets (Parent Company Only)

                                                                                                  December 31

                                                                                               1994        1993
                                                                                                  (thousands)



     Assets
      Demand deposits with affiliates  . . . . . . . . . . . . . . . . . . . . . . .          $7,514      $2,391
      Repurchase agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .             --       15,000
      Interest bearing time deposits . . . . . . . . . . . . . . . . . . . . . . . .         152,000         --
      Securities held to maturity  . . . . . . . . . . . . . . . . . . . . . . . . .           2,500       2,500
      Securities available for sale, at market value . . . . . . . . . . . . . . . .          23,833         469
      Subordinated notes receivable from subsidiaries  . . . . . . . . . . . . . . .         165,357     160,000
      Investment in subsidiaries:
       First Fidelity Incorporated . . . . . . . . . . . . . . . . . . . . . . . . .       2,571,446   2,471,863
       Baltimore Bancorp.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         347,545         --
       Northeast Bancorp, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . .         268,712     199,102
       First Fidelity Bank, NA, New York . . . . . . . . . . . . . . . . . . . . . .             --      356,624
       BankVest, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          14,227         --
      Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          70,052      65,210
       Total Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $3,623,186  $3,273,159
     Liabilities
      Long-term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $636,750    $436,750
      Dividends payable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5,208       5,131
      Other liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         104,253      92,850
       Total Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         746,211     534,731

     Stockholders' Equity
      Preferred stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         229,707     230,422
      Common stockholders' equity
       Common stock ($1.00 par)
        Authorized: 150,000,000 shares
        Issued: 82,003,121 shares in 1994 and 79,937,719 shares in 1993  . . . . . .          82,003      79,938
       Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,256,020   1,202,373
       Retained earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,353,001   1,227,265
       Net unrealized gains - securities available for sale  . . . . . . . . . . . .           1,916         103
       Less treasury stock, at cost: 1,020,282 shares in 1994 and 36,714 shares in 1993      (45,672)     (1,673)
        Total Common Stockholders' Equity  . . . . . . . . . . . . . . . . . . . . .       2,647,268   2,508,006
        Total Stockholders' Equity . . . . . . . . . . . . . . . . . . . . . . . . .       2,876,975   2,738,428
        Total Liabilities and Stockholders' Equity . . . . . . . . . . . . . . . . .      $3,623,186  $3,273,159



          Condensed Statements of Income (Parent Company Only)



                                                                                          Year Ended December 31

                                                                                         1994       1993     1992
                                                                                               (thousands)
     Income
      Dividends from subsidiaries:
       First Fidelity Incorporated . . . . . . . . . . . . . . . . . . . . . .        $376,767  $316,894   $77,800
       Fidelcor, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .             --        --     68,470
       BankVest, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1,580       --        --
      Interest and other income from affiliates  . . . . . . . . . . . . . . .         187,982   183,819   144,485

                                   90


            FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
         Notes to Consolidated Financial Statements (Continued)



                                                                                       566,329   500,713   290,755

     Expense
      Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          37,767    21,459    19,493
      Other expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         179,923   161,900   134,749

                                                                                       217,690   183,359   154,242

       Income before income tax benefit and equity in
      undistributed income of subsidiaries . . . . . . . . . . . . . . . . . .         348,639   317,354   136,513
     Income tax benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . .          10,433     4,754     2,864
       Income before equity in subsidiaries and cumulative effect of changes
         in accounting principles  . . . . . . . . . . . . . . . . . . . . . .         359,072   322,108   139,377
     Cumulative effect of changes in accounting principles, net of tax . . . .             --      7,899       --
     Equity in undistributed income of subsidiaries  . . . . . . . . . . . . .          91,991    68,825   174,360

       Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         451,063   398,832   313,737
     Dividends on Preferred stock  . . . . . . . . . . . . . . . . . . . . . .          20,667    20,653    21,061

       Net Income Applicable to Common Stock . . . . . . . . . . . . . . . . .        $430,396  $378,179  $292,676


                                   91



            FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
         Notes to Consolidated Financial Statements (Continued)



               Condensed Statements of Cash Flows (Parent Company Only)


                                                                                         Year Ended December 31

                                                                                       1994       1993       1992
                                                                                              (thousands)



     Cash flows from operating activities:
       Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $451,063   $398,832   $313,737

     Adjustments to reconcile net income to net cash provided by operating activities:
       Equity in undistributed (income) of subsidiaries  . . . . . . . . . .         (91,991)   (68,825)  (174,360)
       Change in other assets  . . . . . . . . . . . . . . . . . . . . . . .           3,031     (8,585)   (20,872)
       Change in taxes payable . . . . . . . . . . . . . . . . . . . . . . .           5,932     (3,148)     7,522
       Change in other liabilities . . . . . . . . . . . . . . . . . . . . .          18,371     35,217     27,827
       Cumulative effect of changes in accounting principles . . . . . . . .             --      (7,899)       --
       Other, net  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             (24)         4     (1,305)

         Net cash provided by operating activities . . . . . . . . . . . . .         386,382    345,596    152,549

     Cash flows from investing activities:
       Additional investments in subsidiaries  . . . . . . . . . . . . . . .        (474,225)  (447,667)  (120,000)
       Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (11,355)     2,023        --

         Net cash used in investing activities . . . . . . . . . . . . . . .        (485,580)  (445,644)  (120,000)

     Cash flows from financing activities:
       Capital distributions from subsidiaries . . . . . . . . . . . . . . .         256,000        --         --
       Issuance of long-term debt  . . . . . . . . . . . . . . . . . . . . .         200,000    150,000        --
       Purchases of treasury stock . . . . . . . . . . . . . . . . . . . . .        (197,654)  (116,954)       --
       Issuance of Common and Preferred stock  . . . . . . . . . . . . . . .         145,968    140,740    100,214
       Dividends paid  . . . . . . . . . . . . . . . . . . . . . . . . . . .        (162,993)  (131,080)  (109,174)

         Net cash provided by (used in) financing activities . . . . . . . .         241,321     42,706     (8,960)

         Net change in cash and cash equivalents . . . . . . . . . . . . . .         142,123    (57,342)    23,589
         Cash and cash equivalents at beginning of year (A)  . . . . . . . .          17,391     74,733     51,144

         Cash and cash equivalents at end of year (A)  . . . . . . . . . . .        $159,514    $17,391    $74,733

     Supplemental disclosure:
       Total amount of interest paid for the period  . . . . . . . . . . . .         $29,447    $22,086    $19,720

       Total amount of income taxes paid for the period  . . . . . . . . . .         $87,100    $90,500    $83,560

      (A) Reconciliation:                                                                      December 31

                                                                                       1994        1993     1992

     Demand deposits with affiliates . . . . . . . . . . . . . . . . . . . . .          $7,514    $2,391    $1,608
     Repurchase agreements . . . . . . . . . . . . . . . . . . . . . . . . . .         152,000    15,000    73,125

       Total cash and cash equivalents . . . . . . . . . . . . . . . . . . . .        $159,514   $17,391   $74,733

         Regulatory Restrictions


        The Federal Reserve Act limits extensions of credit that can be made from the Company's bank subsidiaries to any affiliate (with certain exceptions), including the Parent Company. Loans to any one affiliate may not exceed 10% of a bank subsidiary's capital and surplus, and loans to all affiliates may not exceed 20% of such bank subsidiary's capital and surplus. Additionally, such loans must be collateralized and must have terms comparable to those with unaffiliated companies.

                                                                       2 of 28
                            Part I - Financial Information
                            ------------------------------

   Item 1 - Financial Statements
   -----------------------------


   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
   CONSOLIDATED STATEMENTS OF INCOME (unaudited)
   (thousands, except per share amounts)                  Three Months Ended
                                                               March 31
                                                         --------------------
                                                           1995        1994
                                                         --------    --------
INTEREST INCOME
     Interest and fees on loans......................... $458,032    $394,146
     Interest on federal funds sold and securities
       purchased under agreements to resell.............      351         118
     Interest and dividends on securities:
       Taxable interest income..........................  105,005      96,715
       Tax-exempt interest income.......................    8,778      10,509
       Dividends........................................    1,186       1,195
     Interest on bank deposits..........................      530      10,359
     Interest on trading account securities.............    1,224       1,575
                                                         --------    --------
         Total Interest Income..........................  575,106     514,617
                                                         --------    --------
   INTEREST EXPENSE
     Interest on:
       Deposits.........................................  184,280     143,107
       Short-term borrowings............................   27,591      10,480
       Long-term debt...................................   15,469      10,833
                                                         --------    --------
         Total Interest Expense.........................  227,340     164,420
                                                         --------    --------
           Net Interest Income..........................  347,766     350,197

   Provision for possible credit losses.................   10,000      24,000
                                                         --------    --------
     Net Interest Income after Provision
       for Possible Credit Losses.......................  337,766     326,197
                                                         --------    --------
   NON-INTEREST INCOME
     Trust Income.......................................   26,369      27,263
     Service charges on deposit accounts................   35,719      37,284
     Other service charges, commissions and fees........   25,320      19,870
     Trading revenue....................................    2,907       3,651
     Net securities transactions........................    7,073       4,082
     Other income.......................................   11,957       7,234
                                                         --------    --------
       Total Non-Interest Income........................  109,345      99,384
                                                         --------    --------
   NON-INTEREST EXPENSE
     Salaries and benefits expense......................  126,216     122,139
     Occupancy expense..................................   29,745      31,934
     Equipment expense..................................   11,201      10,928
     Other expenses.....................................  104,678      98,578
                                                         --------    --------
       Total Non-Interest Expense.......................  271,840     263,579
                                                         --------    --------

                                                                       3 of 28

   Income before income taxes...........................  175,271     162,002
   Income taxes.........................................   62,336      53,136
                                                         --------    --------
   Net Income...........................................  112,935     108,866
   Dividends on Preferred Stock.........................    5,208       5,131
                                                         --------    --------
   Net Income Applicable to Common Stock................ $107,727    $103,735
                                                         ========    ========
   Per common share:
     Net income:
       Primary..........................................    $1.32       $1.26
       Fully diluted....................................     1.29        1.23


   See accompanying notes to consolidated financial statements.

   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)                    4 of 28
   CONSOLIDATED STATEMENTS OF CONDITION
   (thousands)



                                                        March 31      December 31
                                                          1995           1994
                                                       (unaudited)
                                                       -----------    -----------
   ASSETS
   Cash and due from banks............................  $1,796,869     $2,082,002
   Interest-bearing time deposits.....................     131,886         35,567
   Securities held to maturity........................   3,796,809      4,186,860
     (market value of $3,737,170 at March 31, 1995
     and $4,049,457 at December 31, 1994
   Securities available for sale, at market value.....   3,402,687      3,781,163
   Trading account securities, at market value........      70,275        110,494
   Federal funds sold and securities purchased under
     agreements to resell.............................      10,000         50,675
   Loans, net of unearned income......................  24,092,530     23,801,241
     Less: Reserve for possible credit losses.........    (581,395)      (599,333)
                                                       -----------    -----------
       Net loans......................................  23,511,135     23,201,908
   Premises and equipment.............................     432,005        437,677
   Customers' acceptance liability....................     181,305        215,556
   Other assets.......................................   2,066,765      2,113,794
                                                       -----------    -----------
         Total Assets................................. $35,399,736    $36,215,696
                                                       ===========    ===========
   LIABILITIES
   Deposits in domestic offices:
     Demand deposits..................................  $5,110,710     $5,393,749
     Savings/NOW deposits.............................   8,880,796      9,271,335
     Money market deposit accounts....................   3,909,974      4,257,135
     Other consumer time deposits.....................   8,972,412      8,858,443
     Corporate certificates of deposit................     347,265        393,058
   Deposits in overseas offices.......................     723,082        733,132
                                                       -----------    -----------
       Total Deposits.................................  27,944,239     28,906,852
   Short-term borrowings..............................   2,799,335      2,716,922
   Acceptances outstanding............................     182,096        218,625
   Other liabilities..................................     776,649        682,699
   Long-term debt.....................................     813,614        813,623
                                                       -----------    -----------
         Total Liabilities............................  32,515,933     33,338,721




                                                                       5 of 28
   STOCKHOLDERS' EQUITY
   Preferred stock....................................     228,474        229,707
   Common stock ($1.00 par)
     Authorized: 150,000,000 shares
     Issued: 82,013,160 shares at March 31, 1995
       and 82,003,121 shares at December 31, 1994.....      82,013         82,003
   Surplus............................................   1,255,866      1,256,020
   Retained earnings..................................   1,493,009      1,430,149
   Net unrealized gains (losses)-securities available
     for sale.........................................     (47,036)       (75,232)
   Less treasury stock, at cost: 2,697,159 shares at
     March 31, 1995 and 1,020,282 shares
       at December 31, 1994...........................    (128,523)       (45,672)
                                                       -----------    -----------
         Total Common Stockholders' Equity............   2,655,329      2,647,268
                                                       -----------    -----------
         Total Stockholders' Equity...................   2,883,803      2,876,975
                                                       -----------    -----------
         Total Liabilities and Stockholders' Equity... $35,399,736    $36,215,696
                                                       ===========    ===========

   See accompanying notes to consolidated financial statements.

                                                                       6 of 28
   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
   CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (unaudited) (thousands)

                                                           Three Months Ended
                                                                March 31
                                                         ----------------------
                                                            1995        1994
                                                         ----------  ----------

   Balance, January 1..................................  $2,876,975  $2,738,428
     Net income........................................     112,935     108,866
     Common Stock issued:
       Private placement--Santander exercise
         of warrants...................................        -         60,594
       Stock options and dividend reinvestment plan....       8,946       5,803
       Other...........................................        -          1,566
     Purchases of treasury stock.......................     (97,585)    (82,695)
     Dividends on Common Stock.........................     (40,456)    (33,573)
     Dividends on Preferred Stock......................      (5,208)     (5,131)
     Net unrealized gains (losses)--securities
       available for sale..............................      28,196     (33,018)
     Other.............................................        -          3,200
                                                         ----------  ----------
   Balance, March 31...................................  $2,883,803  $2,764,040
                                                         ==========  ==========

                                                                       7 of 28


   FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)
   CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)         Three Months Ended
                                                                  March 31
                                                         -------------------------
   (thousands)                                               1995          1994
                                                         -----------   -----------
   Cash flows from operating activities:
     Net income.........................................   $112,935      $108,866
   Adjustments to reconcile net income to net cash
    provided by operating activities:
     Provision for possible credit losses...............     10,000        24,000
     Depreciation, amortization and accretion...........     30,325         6,164
     Deferred income tax provision......................     18,114         5,047
     Gain on sale of assets.............................     (5,370)       (1,072)
     Net securities transactions (gains)................     (7,073)       (4,082)
     Proceeds from sales of trading account
       securities.......................................  2,833,795     2,435,352
     Purchases of trading account securities............ (2,791,512)   (2,466,551)
     Decrease (increase) in accrued interest receivable.      6,016        (3,501)
     Increase in accrued interest payable...............     19,118        12,163
     Change in current taxes payable....................     36,316        53,732
     Other, net.........................................     60,472        79,752
                                                         ----------    ----------
         Net cash provided by operating activities......    323,136       249,870

   Cash flows from investing activities:
     Proceeds from maturities of securities
       held to maturity.................................    348,723       901,570
     Purchases of securities held to maturity...........    (32,015)     (668,577)
     Proceeds from sales of securities available
       for sale.........................................    421,612       162,720
     Proceeds from maturities of securities
       available for sale...............................     78,578       175,537
     Purchases of securities available for sale.........       (603)     (474,477)
     Net (disbursements) from lending activities........   (307,791)      (45,398)
     Purchases of premises and equipment................    (15,438)      (12,889)
     Proceeds from sales of premises and equipment......      1,033         2,759
     Net change in acceptances..........................     (2,278)       (5,161)
     Net cash paid on acquisitions......................     (4,430)      (14,392)
                                                         ----------    ----------
         Net cash provided by
           investing activities.........................    487,391        21,692

   Cash flows from financing activities:
     Change in demand, savings/NOW, and money market
       deposits......................................... (1,028,294)      253,649
     Change in corporate certificates of deposit and
       deposits in overseas offices.....................    (55,843)          177
     Change in other consumer time deposits.............     96,020      (232,454)
     Change in short-term borrowings....................     82,413      (391,750)
     Issuance of long-term debt.........................       -          200,000
     Payments on long-term debt.........................         (9)          (67)
     Purchases of treasury stock........................    (97,585)      (82,695)
     Issuance of common stock...........................      8,946        66,396
     Dividends paid.....................................    (45,664)      (38,704)
                                                         ----------    ----------
         Net cash (used in) financing activities........ (1,040,016)     (225,448)
                                                         ----------    ----------




                                                                       8 of 28

         Net change in cash and cash equivalents........   (229,489)       46,114
         Cash and cash equivalents at beginning
           of period (A)................................  2,168,244     2,826,039
                                                         ----------    ----------
         Cash and cash equivalents at end
           of period (A)................................ $1,938,755    $2,872,153
                                                         ==========    ==========

   Supplemental disclosures:
     Total amount of interest paid for the period.......   $208,222      $152,257
                                                         ==========    ==========
     Total amount of income taxes paid for
       the period.......................................    $12,074        $4,000
                                                         ==========    ==========
     Total amount of loans transferred to OREO..........    $10,483       $13,934
                                                         ==========    ==========



   (A) Reconciliation:                     March 31              December 31
                                    ----------------------  ----------------------
                                       1995        1994        1994        1993
                                    ----------  ----------  ----------  ----------
   Cash and due from banks......... $1,796,869  $2,069,777  $2,082,002  $1,831,270
   Interest-bearing time deposits..    131,886     611,196      35,567     979,769
   Federal funds sold and
     securities purchased under
     agreements to resell..........     10,000     191,180      50,675      15,000
                                    ----------  ----------  ----------  ----------
   Total cash and cash
     equivalents................... $1,938,755  $2,872,153  $2,168,244  $2,826,039
                                    ==========  ==========  ==========  ==========

   See accompanying notes to consolidated financial statements.

                SUMMARIZED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (1) In Management's opinion, the financial information, which is unaudited, reflects all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial information as of and for the three month periods ended March 31, 1995 and March 31, 1994 in conformity with generally accepted accounting principles. These financial statements should be read in conjunction with First Fidelity Bancorporation's ("First Fidelity" or "the Company" herein) 1994 Annual Report on Form 10-K.

        (2) Primary earnings per share is based on the weighted average number of common shares outstanding during each period, including the assumed exercise of dilutive stock options and warrants, using the treasury stock method. Primary earnings per share also reflects provisions for dividend requirements on all outstanding shares of the Company's preferred stock.

             Fully diluted earnings per share is based on the weighted average number of common shares outstanding during each period, including the assumed conversion of convertible preferred stock into common stock and the assumed exercise of dilutive stock options and warrants using the treasury stock method. Fully diluted earnings per share also reflects provisions for dividend requirements on non-convertible preferred stock.

        (3) Effective January 1, 1995, the Company adopted Statement of Financial Accounting Standards ("SFAS") 114, "Accounting by Creditors for Impairment of a Loan" and SFAS 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures". A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due. Under SFAS 114 and SFAS 118, "impaired" loans must be measured based on the present value of expected future cash flows, discounted at the loan's effective interest rate, or, as a practical expedient, at the loan's observable market price, or the fair value of the collateral if the loan is collateral-dependent. SFAS 114 and SFAS 118 do not apply to large groups of smaller-balance homogeneous loans that are collectively evaluated for impairment, loans that are measured at fair value or at the lower of cost or fair value, leases, or debt securities. Prior to January 1, 1995, the Company's "impaired" loans were described as, and included in, "non-accrual" loans. The adoption of the Statements had no effect on First Fidelity's non-performing assets or financial statements.

             SFAS 114 and SFAS 118 also require additional disclosures. As a result, the Company has expanded its accounting policy regarding the recognition of interest income on loans to read as follows:

             "Interest income is not accrued on loans where management has determined that the borrowers may be unable to meet contractual principal and/or interest obligations, or where interest or principal is 90 days or more past due, unless the loans are adequately secured and in the process of collection. When a loan is placed on non-accrual (which includes "impaired" loans), interest accruals cease and uncollected accrued interest is reversed and charged against current income. Non-accrual loans are generally not returned to accruing status until principal and interest payments have been brought current and full collectibility is reasonably assured. Cash receipts on non- accrual loans are generally applied to the principal balance until the remaining balance is considered fully collectible, at which time interest income may be recognized when received. Interest on loans that have been restructured is recognized according to the revised terms."

        (4) As of March 31, 1995, under SFAS 114 and SFAS 118, First Fidelity's impaired loans totaled $186.0 million. The Company calculated a total "impairment" of $48.0 million related to $138.9 million of such loans at March 31, 1995. The remaining $47.1 million of impaired loans have been reduced (through write-downs or cash collections) to the point where, at March 31, 1995, no specific impairment was associated with such loans. The Company's impaired loans averaged $202.3 million for the first quarter of 1995. Interest income of approximately $.4 million was recognized, all on a cash basis, on impaired loans for the three months ended March 31, 1995. Activity in the reserve for possible credit losses for the three months ended March 31, 1995 is shown in "Item 2--FINANCIAL CONDITION--ASSET QUALITY--Provision and Reserve for Possible Credit
             Losses".